EXHIBIT 2.1


                    ACQUISITION AND REORGANIZATION AGREEMENT

                                  BY AND AMONG

                         REALTY INFORMATION GROUP, INC.

                                       AND

                                LEASETREND, INC.

                                       AND

                      THE SHAREHOLDERS OF LEASETREND, INC.

                              DATED JANUARY 8, 1999


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                                TABLE OF CONTENTS

ARTICLE I.    ...............................................................1
  THE TRANSACTION ...........................................................1
     1.1 The Transaction  ...................................................1
     1.2 Consideration    ...................................................2
     1.3 Post-Closing Adjustment.............................................2
     1.4 Pledged Assets   ...................................................5
     1.5 Shareholders' Representatives.......................................7
     1.6 Accounting Terms ...................................................7

ARTICLE II.   ...............................................................8
  CLOSING         ...........................................................8
     2.1 Location and Date...................................................8
     2.2 Deliveries       ...................................................8

ARTICLE III.  ...............................................................8
  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
  AND THE SHAREHOLDERS  .....................................................8
    3.1  Due Organization ...................................................9
    3.2  Authorization; Validity.............................................9
    3.3  No Conflicts     ...................................................9
    3.4  Capital Stock of the Company.......................................10
    3.5  Transactions in Capital Stock......................................11
    3.6  Subsidiaries and Corporate Ownership Interests.....................11
    3.7  Complete Copies of Materials.......................................11
    3.8  Company Financial Conditions.......................................11
    3.9  Financial Statements...............................................11
    3.10 Liabilities and Obligations........................................12
    3.11 Books and Records..................................................12
    3.12 Bank Accounts; Powers of Attorney..................................13
    3.13 Accounts and Notes Receivable......................................13
    3.14 Permits          ..................................................13
    3.15 Real Property    ..................................................14
    3.16 Personal Property..................................................14
    3.17 Intellectual Property..............................................15
    3.18 Significant Customers; Material Contracts and Commitments..........17
    3.19 Predecessor Status; Etc............................................18
    3.20 Insurance        ..................................................18
    3.21 Environmental Matters..............................................19
    3.22 Labor and Employment Matters.......................................19
    3.23 Employee Benefit Plans.............................................20
    3.24 Taxes            ..................................................22
    3.25 Conformity with Law; Litigation....................................24
    3.26 Absence of Claims Against Company..................................25
    3.27 Absence of Changes.................................................25
    3.28 Disclosure       ..................................................27
    3.29 Securities Representations.........................................27





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    3.30 Year 2000 Compliance...............................................27
    3.31 No Knowledge of RIG Breaches.......................................28

ARTICLE IV.   ..............................................................28
  REPRESENTATIONS OF RIG....................................................28
    4.1  Due Organization ..................................................28
    4.2  Authorization; Validity of Obligations.............................28
    4.3  No Conflicts     ..................................................28
    4.4  Capitalization of RIG and Ownership of RIG Stock...................29
    4.5  Financial Statements...............................................29
    4.6  Liabilities and Obligations........................................30
    4.7  Permits          ..................................................30
    4.8  Intellectual Property..............................................31
    4.9  Environmental Matters..............................................32
    4.10 Insurance        ..................................................32
    4.11 Taxes            ..................................................33
    4.12 Conformity with Law; Litigation....................................33
    4.13 Absence of Changes.................................................34
    4.14 Disclosure       ..................................................34
    4.15 Representations Regarding Newco....................................35
    4.16 No Knowledge of LeaseTrend Breaches................................35

ARTICLE V.    ..............................................................35
  COVENANTS       ..........................................................35
    5.1  Tax Matters      ..................................................35
    5.2  Employee Benefit Plans.............................................37
    5.3  Related Party Agreements...........................................37
    5.4  Cooperation      ..................................................37
    5.5  Access to Information; Public Disclosure...........................38
    5.6  Conduct of Business Pending Closing................................39
    5.7  Prohibited Activities..............................................39
    5.8  Notification of Certain Matters....................................41
    5.9  Sales of RIG Common Stock; Registration Rights.....................42
    5.10 Standstill       ..................................................44

ARTICLE VI.   ..............................................................44
  CONDITIONS PRECEDENT TO OBLIGATIONS OF RIG................................44
     6.1 Representations and Warranties; Performance of Obligations.........45
     6.2 No Litigation    ..................................................45
     6.3 No Material Adverse Change.........................................45
     6.4 Consents and Approvals.............................................45
     6.5 Opinion of Counsel.................................................45
     6.6 Company Charter Documents..........................................46
     6.7 Other Agreements ..................................................46
     6.8 Due Diligence Review...............................................46

ARTICLE VII.  ..............................................................46
  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SHAREHOLDERS
  AND THE COMPANY...........................................................46

                                       ii
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     7.1 Representations and Warranties; Performance of Obligations.........46
     7.2 No Litigation    ..................................................47
     7.3 Consents and Approvals.............................................47
     7.4 Other Agreements ..................................................47
     7.5 Opinion of Counsel.................................................47
     7.6 Registration     ..................................................47

ARTICLE VIII. ..............................................................47
  INDEMNIFICATION   ........................................................47
     8.1 Indemnification by the Shareholders and the Company................47
     8.2 Indemnification by RIG.............................................48
     8.3 Limitation and Expiration..........................................48
     8.4 Indemnification Procedures.........................................50
     8.5 Effectiveness of Representations Warranties........................52
     8.6 Remedies         ..................................................52
     8.7 Set Off          ..................................................52
     8.8 Special Tax Provision..............................................52

ARTICLE IX.   ..............................................................52
  NONCOMPETITION  ..........................................................52
     9.1 Prohibited Activities..............................................52
     9.2 Confidentiality  ..................................................53
     9.3 Damages          ..................................................54
     9.4 Reasonable Restraint...............................................54
     9.5 Severability; Reformation..........................................54
     9.6 Independent Covenant...............................................55
     9.7 Materiality      ..................................................55

ARTICLE X.    ..............................................................55
  GENERAL         ..........................................................55
   10.1  Termination      ..................................................55
   10.2  Effect of Termination..............................................56
   10.3  Successors and Assigns.............................................57
   10.4  Entire Agreement; Amendment; Waiver................................57
   10.5  Counterparts     ..................................................57
   10.6  Brokers and Agents.................................................57
   10.7  Expenses         ..................................................57
   10.8  Notices          ..................................................57
   10.9  Governing Law    ..................................................59
   10.10 Severability     ..................................................60
   10.11 Absence of Third Party Beneficiary Rights..........................60
   10.12 Mutual Drafting  ..................................................60
   10.13 This Agreement   ..................................................60
   10.14 Further Representations............................................61


                                      iii
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                    ACQUISITION AND REORGANIZATION AGREEMENT

THIS AGREEMENT (including the Schedules attached hereto) (the "Agreement") is made and entered into this 8th day of January, 1999, by and among Realty Information Group, Inc., a Delaware corporation ("RIG"), LeaseTrend, Inc., an Ohio corporation (the "Company"), Fred A. Heitzman III, Gregory Benkert, and all shareholders of the Company: Keith Sant, Blue Chip Capital Fund Limited Partnership, a Delaware limited partnership, and the Heitzman Business Trust and Benkert Business Trust, both electing small business trusts under Section 1301(e) of the Internal Revenue Code (for purposes of this Agreement, Fred A. Heitzman III and Gregory Benkert, along with the shareholders of the Company listed above, each shall be referred to as a "Shareholder" and collectively shall be referred to as the "Shareholders" and, the Shareholders and the Company together shall be referred to as the "LeaseTrend Parties").

                                   BACKGROUND

     A. RIG was incorporated on February 2, 1998 under the laws of the State of Delaware for the purpose of acquiring certain commercial real estate information businesses; and

     B. RIG effected an initial public offering of its common stock (the "IPO") in July 1998 and in connection therewith has registered some of its common stock, which trades on NASDAQ, with the Securities and Exchange Commission; and

     C. The Shareholders are the owners of all of the issued and outstanding shares of the capital stock of the Company (the "Company Shares"); and

     D. The Shareholders, the Company, and RIG deem it advisable and in their respective best interests that RIG form a wholly-owned subsidiary corporation to be called LTI Acquisition Corp., a Delaware corporation ("Newco"), and that the Company be merged with and into Newco in a statutory merger (the "Merger") whereby the Shareholders of the Company would receive shares of the common stock of RIG ("RIG Common Stock") plus cash, subject to an adjustment described herein, and RIG would continue to own all the stock of Newco:

     NOW,   THEREFORE,   in   consideration   of   the   promises   and  of  the
representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I.

                                 THE TRANSACTION

          1.1 THE TRANSACTION. Upon the terms and subject to the conditions hereof, at the Closing (defined below), in exchange for the Consideration specified in Section 1.2, RIG, the Shareholders, and the Company will cause the Company to be merged with and into Newco (the "Merger") pursuant to an Agreement and Plan of Merger between the Company and Newco (the "Newco Merger Agreement") substantially in the form set forth in Exhibit 1.1. Upon consummation of the Merger, Newco shall survive and continue as the successor corporation and the existence of the Company shall cease.

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          1.2 CONSIDERATION.

               (a) RIG and Newco shall cause to be paid to the Shareholders in connection with the Merger (i) four million five hundred thousand dollars ($4,500,000.00) in cash; and (ii) five hundred sixty six thousand six hundred seventy one (566,671) shares of RIG Common Stock, par value $0.01 (collectively, the "Consideration"), which Consideration shall be applied first to the full and complete payment of all long-term liabilities of the Company as of the Closing Date, which are itemized on Schedule 1.2(a), and the balance to the Shareholders as further provided on Schedule 1.2(a). The Consideration is subject to adjustment pursuant to Section 1.3. All the RIG Common Stock included in the Consideration shall be validly issued, fully paid, non-assessable and, as of the Closing, free and clear of all Liens (other than liens specifically contemplated herein). For the purposes of this Agreement, "Lien" means any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, preference, priority or other security agreement, option, warrant, attachment, right of first refusal, preemptive, conversion, put, call or other claim or right, restriction on transfer (other than restrictions imposed by federal and state securities laws), or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

               (b) The Consideration has been calculated based upon several factors, including the Company having a Net Worth (defined below) as of December 31, 1998, or, if the Closing occurs after January 15, 1999, as of the Closing Date at RIG's option (the "Closing Net Worth") of no less than a negative Net Worth of $772,000 (the "Net Worth Target"), and the Company having Revenues (defined below) for the year ending December 31, 1998 (the "1998 Revenues") within the range of $3.1 million to $3.8 million (the "Revenue Target"). For purposes of this Agreement, "Net Worth" shall mean Assets (other than intangible assets, which shall include without limitation Capitalized Software, Capitalized Data Costs, goodwill, franchises and intellectual property) less Liabilities (other than the long-term liabilities listed in Schedule 1.2(a)), and "Revenues" shall mean the total revenue of the Company in each case determined on an accrual basis, and in conformity with Generally Accepted Accounting Principles ("GAAP"), excluding changes in GAAP becoming effective on or after January 1, 1999, and applied on a basis consistent with the preparation of the Company's Most Recent Financials to the extent the Company's Most Recent Financials were prepared in conformity with GAAP (excluding changes in GAAP becoming effective on or after January 1, 1999).

          1.3 POST-CLOSING ADJUSTMENT. The Consideration shall be subject to adjustment after the Closing Date as specified in this Section 1.3:

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               (a) Within ninety (90) days  following  the Closing,  RIG, at its own expense, shall cause Ernst & Young LLP ("RIG's Independent Auditors") to audit the Company's books for the two calendar years preceding December 31, 1998, or, if the Closing occurs after January 15, 1999, as of the Closing Date at RIG's option, for the purpose of complying with SEC requirements and to determine the Closing Net Worth and the 1998 Revenues as provided above (the "Post-Closing Audit"). The Shareholders shall cooperate and shall use their reasonable efforts to cause the officers and employees of the Company to cooperate with RIG and RIG's Independent Auditors after the Closing Date in furnishing information, documents, evidence and other assistance to RIG's Independent Auditors to facilitate the completion of the Post-Closing Audit within the aforementioned time period.

               (b) Promptly upon receiving the Post-Closing Audit report from RIG's Independent Auditors, RIG shall deliver a written notice (the "Financial Adjustment Notice") to the Shareholders' Representatives, as defined in Section 1.5, setting forth a determination based on the audited financial statements of the Closing Net Worth and 1998 Revenue.

                    (i) If the audited financial statements indicate that the Closing Net Worth was a negative Net Worth greater than minus $772,000, the Financial Adjustment Notice shall set forth such variance, and such increase in negative Net Worth (expressed as a positive number) minus $100,000 shall, if a positive number, be a tentative consideration adjustment in RIG's favor.

                    (ii) If the audited financial statements indicate that the Closing Net Worth was a negative Net Worth smaller than minus $772,000, or was a positive Net Worth, the Financial Adjustment Notice shall set forth such variance, and (A) such decrease in negative Net Worth (expressed as a positive number), plus (B) any positive Net Worth, minus (C) $100,000, shall, if a positive number, be a tentative consideration adjustment in favor of the Shareholders.

                    (iii) If the audited financial statements indicate that the 1998 Revenues were less than $3.1 million, the Financial Adjustment Notice shall set forth such variance, and (A) the excess of $3.1 million over the amount of the 1998 Revenues minus (B) $100,000, multiplied by (C) 2.82 shall, if a positive number, be a tentative consideration adjustment in RIG's favor.

                    (iv) If the audited financial statements indicate that the 1998 Revenues were greater than $3.8 million, the Financial Adjustment Notice shall set forth such variance, and (A) the excess of the 1998 Revenues over $3.8 million (B) minus $100,000, (C) multiplied by 2.82 shall, if a positive number, be a tentative consideration adjustment in favor of the Shareholders.

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                    (v) If the sum of the tentative consideration adjustments in favor of RIG is greater than the sum of the tentative consideration adjustments in favor of the Shareholders, the difference shall be the Proposed Consideration Adjustment and shall be in favor of RIG.

                    (vi) If the sum of the tentative consideration adjustments in favor of the Shareholders is greater than the sum of the tentative consideration adjustments in favor of RIG, the difference shall be the Proposed Consideration Adjustment and shall be in favor of the Shareholders.

               (c) The Shareholders' Representatives shall have thirty (30) days from the receipt of the Financial Adjustment Notice to notify RIG if the Shareholders dispute the determination of either the Closing Net Worth or the 1998 Revenues or both (the "Notice of Dispute"). During such 30-day period, the Shareholders' Representatives shall be given reasonable access to the Company's books and records, including the work papers of RIG's Independent Auditors that RIG's Independent Auditors are permitted to release with RIG's consent (which RIG will provide) pursuant to such Auditors' standard policies. If RIG has not received such Notice of Dispute within such 30-day period, the Proposed Consideration Adjustment shall be the Final Consideration Adjustment. If, however, the Shareholders' Representatives have delivered notice of such a dispute to RIG within such 30-day period (which such notice shall state the Shareholders' calculation of Closing Net Worth and of 1998 Revenues), then KPMG Peat Marwick LLP (or its successor) (the "Independent Accounting Firm") shall perform any required procedures on the Company's books, shall review the work papers of RIG's Independent Auditors, the Financial Adjustment Notice, and the Notice of Dispute, and shall determine independently the Closing Net Worth and 1998 Revenues. If KPMG Peat Marwick LLP (or its successor) is unable or unwilling to serve in this capacity, then the Independent Accounting Firm shall be selected by RIG's Independent Auditors and confirmed by the Shareholders' Representatives and RIG within three (3) days, unless there is an actual conflict of interest. The Independent Accounting Firm shall be directed to consider only those agreements, contracts, commitments or other documents (or summaries thereof) that (i) were delivered or made available to RIG's Independent Auditors in connection with the transactions contemplated hereby, (ii) were used by RIG's Independent Auditors during the course of the Post-Closing Audit or (iii) consist of supplemental information supplied by either party to the Independent Accounting Firm. The Independent Accounting Firm shall make its determination of the Closing Net Worth and 1998 Revenues, and the amount, if any, by which each of the Net Worth Target and the Revenue Target respectively exceeds or falls short of the Closing Net Worth and 1998 Revenues determined by the Independent Accounting Firm, within thirty (30) days of its selection. The determination of the Independent Accounting Firm shall be final and binding on the parties hereto, and upon such determination: (A) the Proposed Consideration Adjustment shall be modified in accordance with subsection
     (b) above and shall become the Final Consideration Adjustment; (B) if in favor of RIG, RIG shall be entitled to receive from the Shareholders the Final Consideration Adjustment, which shall be paid by the Shareholders in

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     RIG  Common  Stock,  subject  to the  provisions  of  Section  8.7  hereof, provided, however, that the Shareholders may pay in cash any portion of the Final Consideration Adjustment necessary to preserve the Tax-Advantaged Status of the Transaction; and (C) if in favor of the Shareholders, the Shareholders shall be entitled to receive from RIG the Final Consideration Adjustment, which shall be paid by RIG in cash or in the form of newly issued shares of RIG Common Stock valued for these purposes at $9.00 per share, provided, however, that RIG must pay in the form of RIG Common Stock any portion of the Final Consideration Adjustment necessary to preserve the Tax-Advantaged Status of the Transaction. To illustrate, if the Final Consideration Adjustment is in favor of the Shareholders in the amount of
     $90,000,   RIG  will  pay  such  Final  Consideration   Adjustment  to  the
     Shareholders in the form of 10,000 newly issued shares of RIG's Common Stock; any fraction of a share resulting from this calculation shall be rounded up to the next whole share. The costs of the Independent Accounting Firm shall be borne by the party (either RIG or the Shareholders as a group) whose determination of the Closing Net Worth was further from the determination of the Closing Net Worth by the Independent Accounting Firm, or equally by RIG and the Shareholders in the event that the determination by the Independent Accounting Firm is equidistant between the determination of Closing Net Worth by RIG on one hand, and by the Shareholders on the other. For purposes of this Section 1.3, "Tax-Advantaged Status of the Transaction" shall mean that the fair market value of the RIG Common Stock portion of the Consideration equals or exceeds the cash portion of the Consideration.

          1.4 PLEDGED ASSETS.

               (a) As collateral security for the payment of any Final Consideration Adjustment under Section 1.3, or any indemnification obligations of the Shareholders pursuant to Article VIII, the Shareholders shall, and by execution hereof do hereby, transfer, pledge and assign to RIG, for the benefit of RIG, a security interest in the following assets (the "Pledged Assets"):

                    (i) each Shareholder's pro rata portion (based on their percentage share ownership in the Company) of 106,667 shares of the RIG Common Stock forming part of the Consideration (the "Pledged Shares") and the certificates and instruments, if any, representing or evidencing each such Shareholder's Pledged Shares;

                    (ii) all securities hereafter delivered to such Shareholder with respect to or in substitution for such Shareholder's Pledged Shares, all certificates and instruments representing or evidencing such securities, and all non-cash dividends and other property (other than cash dividends) at any time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and in the event any Shareholder receives any such property, such Shareholder shall hold such property in trust for RIG and shall immediately deliver such property to RIG to be held hereunder as Pledged Assets; and

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                    (iii) all non-cash proceeds of all of the foregoing property and all rights, titles, interests, privileges and preferences appertaining or incident to the foregoing property.

               (b) Each certificate, if any, evidencing a Shareholder's Pledged Assets issued in his or her name in the transactions contemplated hereby, shall be delivered to RIG directly by the transfer agent at the Closing, such certificate bearing no restrictive or cautionary legend other than those provided for by this Agreement or imprinted by the transfer agent at RIG's request. Each Shareholder shall, at the Closing, deliver to RIG, for each such certificate, a stock power duly signed in blank by him or her.

               (c) The Shareholders shall be entitled to retain cash proceeds from, and exercise any voting powers incident to, the Pledged Assets that are not applied to satisfy any Final Consideration Adjustment pursuant to
     Section 1.3 or any indemnification obligation of the Shareholders pursuant to Article VIII.

               (d) Except as necessary to preserve the Tax-Advantaged Status of the Transaction as provided in Section 1.3(c), the Pledged Assets shall be available to satisfy any Final Consideration Adjustment pursuant to Section
     1.3 and any  indemnification  obligations of the  Shareholders  pursuant to
     Article VIII until the date that is one (1) year after the Closing (the "Release Date"). On the Release Date or the first business day thereafter, RIG shall return or cause to be returned to the Shareholders the Pledged Assets, less Pledged Assets having an aggregate value equal to the amount of (i) any settled, finally- determined, or pending claim for a post-Closing adjustment to the Consideration under Section 1.3, and (ii) any settled, finally-determined, or pending claim for indemnification made by any RIG Indemnified Party (as defined in Article VIII). The Pledged Assets not returned to the Shareholders as provided above shall continue to be held by RIG as collateral security for performance of the Shareholders' obligations described in subsection (a) above that remain outstanding. For purposes of clause (i) of the second preceding sentence, the Pledged Shares shall be valued at $9.00 per share; and for purposes of clause (ii) of the second preceding sentence, the Pledged Shares shall be valued at the average Closing Price of RIG Common Stock on the twenty (20) trading days immediately preceding the Release Date. "Closing Price" on any trading day shall mean the closing sale price of RIG Common Stock on NASDAQ (or such other principal quotation system or national securities exchange on which the RIG Common Stock is admitted to trading or quoted or listed) or, if not admitted to trading or quoted or listed on any quotation system or national securities exchange, the average of the closing bid and asked prices of the RIG Common Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or if not so available in such manner, as reasonably determined by an independent accounting firm designated by the parties that has not represented any of the parties hereto, their affiliates, successors or assigns at any time during the two-year period immediately preceding the day in question.

          1.5 SHAREHOLDERS' REPRESENTATIVES.

               (a) Each Shareholder, by signing this Agreement, designates the following two Shareholders to be the Shareholders' Representatives for purposes of this Agreement:

                    (i) Fred A. Heitzman III, or, in the event that he is unable or unwilling to serve, Gregory Benkert; and

                    (ii) Blue Chip Capital Fund Limited Partnership.

               (b) The Shareholders shall be bound by any and all actions taken jointly by the Shareholders' Representatives on their behalf, and RIG shall be entitled to rely upon any communication or writings that RIG in good faith believes have been jointly given or executed by the Shareholders' Representatives. All notices to be sent to all Shareholders pursuant to this Agreement may be addressed to the Shareholders' Representatives and any notice so sent shall be deemed notice to all of the Shareholders hereunder. The Shareholders hereby consent and agree that the Shareholders' Representatives are authorized to accept notice on behalf of the Shareholders pursuant hereto.

               (c) The Shareholders' Representatives are hereby appointed and constituted the true and lawful attorney-in-fact of each Shareholder, with full power in his or her name and on his or her behalf to act according to the terms of this Agreement in the absolute discretion of the Shareholders' Representatives; and in general to do all things and to perform all acts including, without limitation, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with this Agreement. This power of attorney and all authority hereby conferred is granted subject to the interest of the other Shareholders hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any Shareholder, by operation of law, whether by such Shareholder's death or any other event.

          1.6 ACCOUNTING TERMS. Except as otherwise expressly provided herein (including in the Schedules), all accounting terms used in this Agreement shall be interpreted, and all financial statements, Schedules, certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect as of December 31, 1998, consistently applied.

                                  ARTICLE II.

                                    CLOSING

          2.1 LOCATION AND DATE. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of RIG's counsel on January 8, 1999, providing that all conditions to Closing shall have been satisfied or waived, or at such other time and date as RIG, the Company and the Shareholders may mutually agree, which date shall be no later than January 30, 1999 and shall be referred to as the "Closing Date."

          2.2 DELIVERIES. The Shareholders shall deliver to RIG the following at the Closing: (a) stock certificates representing the Company Shares, accompanied by stock powers duly executed in blank or duly executed instruments of transfer, in each case with signatures guaranteed by a national bank or member firm of the New York Stock Exchange, and with all necessary stock transfer and other documentary stamps attached, and any other documents that are necessary to transfer and surrender in connection with the Merger good and marketable title to the Company Shares free and clear of all Liens; (b) resignations as directors of such directors of the Company (other than Fred A. Heitzman III) as RIG may request prior to the Closing Date; and (c) all other documents, certificates, instruments or writings required to be delivered by the Shareholders or the Company at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith. Against performance by the Shareholders of the obligations set forth in clause (a) above, RIG shall deliver to the Shareholders at the Closing (or, if the Merger is not yet effective, upon the effectiveness of the Merger) the Consideration free and clear of all Liens (other than Liens specifically contemplated herein) and all documents, certificates, instruments or writings required to be delivered by RIG at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

                                  ARTICLE III.

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                                THE SHAREHOLDERS

          To induce RIG to enter into this Agreement and consummate the transactions contemplated hereby, each of the Company and the Shareholders, jointly and severally (unless otherwise provided), represents and warrants to RIG as follows (for purposes of this Agreement, the phrases "knowledge of the Shareholders" or the "Shareholders' knowledge," or words of similar import, mean the knowledge of Fred A. Heitzman III and Gregory Benkert, including facts of which either, in the reasonably prudent exercise of his duties as an officer, director and/or stockholder of the Company, should be aware, and the transactions contemplated by this Agreement include without limitation the Merger):

          3.1 DUE ORGANIZATION.

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. The Company is duly authorized and qualified to do business in all jurisdictions where the failure to be so authorized or qualified would have a material adverse effect upon its business or properties. The Company has the power and authority to own, operate and lease its properties and to carry on its business in the places and in the manner as now conducted. Schedule 3.l(a) hereto contains a list of all jurisdictions in which the Company is authorized or qualified to do business. The Company is in good standing as a foreign corporation in each jurisdiction in which it is authorized or qualified to do business.

               (b) The Company has delivered to RIG true, complete and correct copies of the Articles of Incorporation and Code of Regulations of the Company. Such Articles of Incorporation and Code of Regulations are collectively referred to as the "Company Charter Documents." The Company is not in violation of any Company Charter Document. The minute books of the Company have been made available to RIG (and at Closing shall be delivered, along with the Company's original stock ledger and corporate seal, if any, to RIG) and are correct and, except as set forth in Schedule 3.1(b), complete in all material respects.

               (c) Schedule 3.1(c) contains a complete and accurate list of the directors and officers of the Company.

          3.2 AUTHORIZATION; VALIDITY. The Company has all requisite corporate power and authority to enter into and perform its obligations pursuant to the terms of this Agreement. The Company has the full legal right, corporate power and authority to enter into this Agreement and the transactions contemplated hereby. Each Shareholder represents severally, not jointly, that he has the full legal right and authority to enter into this Agreement and perform the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the performance by the Company of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the Company and the Shareholders and this Agreement has been duly and validly authorized by all necessary corporate action. Each Shareholder represents severally, not jointly, that this Agreement is a legal, valid and binding obligation of the Company and the Shareholder, enforceable in accordance with its terms.

          3.3 NO CONFLICTS.

               (a) Except as set forth on Schedule 3.3, the execution, delivery and performance of this Agreement, the consummation of the transactions, contemplated hereby, and the fulfillment of the terms hereof will not conflict with, or result in a breach or violation of, any of the Company Charter Documents;

               (b) Except as set forth on Schedule 3.3, the execution, delivery and performance of this Agreement, the consummation of the transactions, contemplated hereby, and the fulfillment of the terms hereof will not result in termination or any impairment of any permit, license, franchise, contractual right or other authorization of the Company which would have a material adverse effect, except for the termination of the Company's Subchapter S election; or

               (c) The Company represents jointly with each Shareholder with respect to the Company, and each Shareholder represents severally as applicable, not jointly, that except as set forth on Schedule 3.3, the execution, delivery and performance of this Agreement, the consummation of the transactions, contemplated hereby, and the fulfillment of the terms hereof will not violate any law, order, judgment, rule, regulation, decree or ordinance to which the Company or such Shareholder is subject or by which the Company or such Shareholder is bound where such violation would have a material adverse effect on the business or properties of the Company.

               (d) the Company represents jointly with each Shareholder with respect to the Company, and each Shareholder represents severally as applicable, not jointly, that except as set forth on Schedule 3.3, the execution, delivery and performance of this Agreement, the consummation of the transactions, contemplated hereby, and the fulfillment of the terms hereof will not conflict with, or result in a material default (or would constitute a material default but for any requirement of notice or lapse of time or both) under any document, agreement or other instrument to which the Company is a party or by which the Company is bound, or result in the creation or imposition of any Lien, charge or encumbrance on any of the Company's properties pursuant to (i) any law or regulation to which the Company or such Shareholder or any of their respective property is subject, or (ii) any judgment, order or decree to which the Company or such Shareholder is bound or any of their respective property is subject;

          3.4 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the Company consists of 1500 shares of common stock (750 voting shares and 750 non-voting shares), no par value, of which 848.7 shares are issued and outstanding, and no shares of preferred stock. All of the issued and outstanding Company Shares have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by the Shareholders in the amounts set forth in Schedule 3.4 free and clear of all Liens except as set forth on Schedule 3.4. All of the Company Shares were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance and distribution of securities. Further, none of the Company Shares was issued in violation of any preemptive rights. Except as set forth on Schedule 3.4, there are no voting agreements or voting trusts with respect to any of the Company Shares.

          3.5 TRANSACTIONS IN CAPITAL STOCK. Except as set forth on Schedule 3.5, no option, warrant, call, subscription right, conversion right or other contract or commitment of any kind exists of any character, written or oral, which may obligate the Company to issue, sell or otherwise make outstanding any Company Shares or other securities issued by the Company. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. As a result of the transactions contemplated herein, all outstanding capital stock of the Company and rights to acquire capital stock of the Company shall be surrendered and cancelled.

          3.6 SUBSIDIARIES AND CORPORATE OWNERSHIP INTERESTS.

               (a) The Company has no subsidiaries.

               (b) Except as set forth on Schedule 3.6(b), the Company does not own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

          3.7 COMPLETE COPIES OF MATERIALS. The Company has delivered to RIG true and complete copies of each agreement, contract, commitment or other document (or summaries thereof) that is referred to in the Schedules or that has been requested by RIG, except for certain contracts for which representative samples only have been provided to RIG.

          3.8 COMPANY FINANCIAL CONDITIONS. [omitted] [sic]

          3.9 FINANCIAL STATEMENTS. Schedule 3.9(a) includes true, complete and correct copies of the Company's unaudited balance sheet as of December 31, 1997, and income statement for the year ended December 31, 1997 (collectively, the "Financials"). Schedule 3.9(b) includes true and correct copies of the Company's unaudited balance sheet as of November 30, 1998, and income statement for the Period(s) ending November 30, 1998 (the "Date of the Most Recent Financials"), which are the most current financial statements available to the Company and the Shareholders (the "Most Recent Financials"). To the knowledge of the Shareholders and except as set forth on Schedules 3.9(a) and (b) respectively, the Financials and the Most Recent Financials have been prepared in accordance with GAAP consistently applied, subject to normal year-end adjustments. The balance sheets included in the Financials and the Most Recent Financials present fairly in all material respects the financial condition of the Company as of the dates indicated thereon, and the income statements included in the Financials and the Most Recent Financials present fairly in all material respects the results of its operations for the periods indicated thereon. Since the Date of the Most Recent Financials, there have been no material changes in the Company's accounting policies.

          3.10 LIABILITIES AND OBLIGATIONS.

               (a) To the  Shareholders'  knowledge,  except  as  set  forth  on
     Schedule 3.10(a), all of the Company's liabilities are current liabilities and all of the Company's long-term liabilities will be paid in full as of the Closing Date, and the Company is not liable for or subject to any other liabilities except for:

                    (i) those liabilities reflected on the Financials,  the Most
     Recent   Financials  and  Schedule  3.10(a)  and  not  previously  paid  or discharged;

                    (ii) those liabilities arising in the ordinary course of its business consistent with past practice under any contract, commitment or agreement specifically disclosed on any Schedule to this Agreement or not required to be disclosed thereon because of the term or amount involved or otherwise; and

                    (iii) those liabilities incurred since the Date of the Most Recent Financials in the ordinary course of business consistent with past practice, which liabilities are not, individually or in the aggregate, material.

               (b) Where so requested by RIG in writing, the Company has delivered to RIG, in the case of those liabilities which are not fixed or are contested, a reasonable estimate of the maximum amount which may be payable.

               (c) Schedule 3.10(c) includes a summary description of all plans or projects now in effect or contemplated by the Shareholders involving the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business, to which management of the Company has made any material expenditure in the two-year period prior to the date of this Agreement, which if pursued by the Company would require additional material expenditures of capital.

               (d) For purposes of this Section 3.10, the term "liabilities" shall include without limitation any direct or indirect liability, indebtedness, guaranty, endorsement, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature, unmature or otherwise, fixed or unfixed, liquidated or unliquidated, secured or unsecured.

          3.11 BOOKS AND RECORDS. The Company has made and kept books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company (except for omissions that are not, individually or in aggregate, material). The Company has not, in the two
     (2) years prior to the Closing Date, engaged in any material transaction, maintained any bank account, or used any corporate funds except for such transactions, bank accounts, and funds which have been and are reflected in its normally maintained books and records.

          3.12 BANK ACCOUNTS; POWERS OF ATTORNEY. Schedule 3.12 sets forth a complete and accurate list as of the date of this Agreement, of:

               (a) the name of each financial institution in which the Company has any account or safe deposit box;

               (b) the names in which the accounts or boxes are held;

               (c) the type of account;

               (d) the name of each person authorized to draw thereon or have access thereto; and

               (e) the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms of such power.

          3.13 ACCOUNTS AND NOTES RECEIVABLE. Schedule 3.13 sets forth a complete and accurate list, as of a date not more than forty-five (45) days prior to the date hereof, of the accounts and notes receivable of the Company (including without limitation receivables from and advances to employees and the Shareholders), which includes an aging of all accounts and notes receivable showing amounts due in 30-day aging categories
     (collectively, the "Accounts Receivable"). All Accounts Receivable represent valid obligations or renewal service billings arising from sales actually made or services actually performed or to be performed in the ordinary course of business. Subject to reserves shown on the Company's books and records (which reserves are adequate and calculated consistent with past practice) each of the Accounts Receivable is expected to be collected in full, without any set-off, within one hundred twenty (120) days after the day on which it first became due and payable. Except as set forth on Schedule 3.13, there is no material contest, claim, or right of set-off, other than rebates and returns in the ordinary course of business, under any contract with any obligor of a material Account Receivable relating to the amount or validity of such Account Receivable.

          3.14 PERMITS. To the Shareholders'  knowledge,  except as set forth on
     Schedule 3.1(a), and excepting any termination of the Company's Subchapter S election at Closing, the Company owns or holds all licenses, titles, franchises, permits and other governmental authorizations necessary for the continued operation of its business as it is currently being conducted (the "Company Permits"). To the Shareholders' knowledge, and excepting any termination of the Company's Subchapter S election at Closing, the Company Permits are valid, and the Company has not received any notice that any governmental authority intends to modify, cancel, terminate or fail to renew any Company Permit. No present or former officer, manager, member or employee of the Company or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Company Permits. To the Shareholders' knowledge, the Company has conducted and is conducting its business in material compliance with the requirements, standards, criteria and conditions set forth in the Company Permits and other applicable orders, approvals, variances, rules and regulations of governmental authorities and is not in violation of any of the foregoing, and the transactions contemplated by this Agreement will not result in a default under, or a breach or violation of, or adversely affect the rights and benefits afforded to the Company or its successor, by any Company Permit.

          3.15 REAL PROPERTY.

               (a) For purposes of this Agreement, "Real Property" means all interests in real property including, without limitation, fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon, owned or used by the Company, together with any additions thereto or replacements thereof.

               (b) Schedule 3.15(b) contains a complete and accurate description of all Real Property (including street address, legal description (where known), owner, and Company's use thereof) and, to the Shareholders' knowledge, of all claims, liabilities, security interests, mortgages, Liens, pledges, conditions, charges, covenants, easements, restrictions, encroachments, leases, or encumbrances of any nature thereon ("Encumbrances"). The Company does not now own, nor has it ever owned, Real Property. The Real Property listed on Schedule 3.15 includes all interests in real property necessary to conduct the business and operations of the Company.

               (c) All oral or written leases, subleases,  licenses,  concession agreements or other use or occupancy agreements pursuant to which the Company leases from any other party any Real Property, including all material amendments, renewals, extensions, modifications or supplements to any of the foregoing or substitutions for any of the foregoing (collectively, the "Leases") are, to the Shareholders' knowledge, valid and in full force and effect. The Company has provided RIG with true and complete copies of all of the Leases, and all material correspondence received or sent by the Company related thereto, including all correspondence pursuant to which any party to any of the Leases declared a default thereunder or provided notice of the exercise of any right or option granted to such party under such Lease. The Company's interests under the Leases are free of all Liens. Except as set forth on Schedule 3.15(c), none of the Leases requires the consent or approval of any party thereto in connection with the consummation of the transactions, including the Merger, contemplated hereby.

          3.16 PERSONAL PROPERTY.

               (a) Schedule 3.16(a) sets forth a complete and accurate list of all personal property included on the Financials and all other personal property owned or leased by the Company with a current book value in excess of $2,500 both: (i) as of the Date of the Most Recent Financials, and (ii) acquired since the Date of the Most Recent Financials, including in each case true, complete and correct copies of leases for material equipment. None of such assets are currently owned by any Shareholder or business or personal affiliates of any Shareholder or of the Company.

               (b) The Company currently owns or leases all personal property necessary to conduct the business and operations of the Company as they are currently being conducted.

               (c) To the Shareholders' knowledge, all of the property listed on
     Schedule 3.16(a) is in good working order and condition, ordinary wear and tear excepted. All leases set forth on Schedule 3.16(a) are in full force and effect and constitute valid and binding agreements of the Company. The Company is not in material breach of any of the leases set forth on
     Schedule 3.16(a). All fixed assets used by the Company that are material to the operation of its business are either owned by the Company or leased under an agreement listed on Schedule 3.16(a).

          3.17 INTELLECTUAL PROPERTY.

               (a) The Company is the true and lawful owner of, or is licensed or to the Shareholders' Knowledge, otherwise possesses legally enforceable rights to use, the Marks listed on Schedule 3.17(a). Such schedule includes
     (i) all of the Marks registered by the Company or any Affiliate thereof in the United States Patent and Trademark Office ("PTO") or the equivalent thereof in any state of the United States or in any foreign country, and
     (ii) all of the unregistered Marks that the Company now owns or uses in connection with its business (collectively, the "Company Marks"). Except with respect to those Marks shown as licensed on Schedule 3.17(a), the Company owns all of the registered Marks it uses and, to the Shareholders' knowledge, possesses legally superior rights to any unregistered Marks it uses. The Marks listed on Schedule 3.17(a) will not cease to be valid rights of the Company by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. For purposes of this Section 3.17 and Section 4.8, the term "Marks" shall mean all right, title and interest in and to any United States or foreign trademarks, service marks and trade names now held by a party hereto, including any registration or application for registration of any trademarks and services marks in the PTO or the equivalent thereof in any state of the United States or in any foreign country, as well as any unregistered marks used by a party hereto, and any trade dress (including logos, designs, company names, business names, fictitious names and other business identifiers) used by a party hereto in the United States or any foreign country. For purposes of this Section 3.17, an "Affiliate" of the Company means any entity that controls, is controlled by, or is under common control with the Company.

               (b) Except as set forth on Schedule 3.17(b), the Company owns, or to the Shareholders' knowledge, possesses legally enforceable Rights to Use all Company Copyrights listed on Schedule 3.17(b). For purposes of this Agreement, "Rights to Use" include legally enforceable rights to use, display, prepare derivative works of, market, sell, transfer, distribute, sublicense, copy, reproduce, modify, improve, update, or publish copyrightable matter, and "Company Copyrights" are all copyrightable matter material to the Company's business (including but not limited to proprietary and commercial software, including source code and object code, data compilations, databases, publications, flow charts, photographs, images, and graphic designs). The Company has taken no actions to register or otherwise protect the copyright in the Company Copyrights, with the exception of displaying the copyright symbol on its screen images and reports.

               (c) Except as listed on Schedule 3.17(c), the Company owns, or to the Shareholders' knowledge, possesses legally enforceable Rights to Use all other intellectual property used in connection with the Company's business (including trade secrets, franchises, or similar rights) (collectively, "Company Other Rights").

               (d) For purposes of this Section 3.17, the Company Marks, Company Copyrights, and Company Other Rights are referred to collectively herein as the "Company Intellectual Property." The Company Intellectual Property owned by the Company is referred to herein collectively as the "Company Owned Intellectual Property." All other Company Intellectual Property is referred to herein collectively as "Company Third Party Intellectual Property." To the knowledge of the Shareholders, except as indicated on
     Schedule 3.17(d), the Company has no obligations to compensate any person in connection with any Company Intellectual Property. Except as indicated on Schedule 3.17(d) or except in the ordinary course of business, the Company has not granted to any person any Rights to Use, under license or otherwise, any Company Intellectual Property, whether requiring the payment of royalties or not.

               (e) The Company is not, nor will it be, as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in material violation of any Company Third Party Intellectual Property license, sublicense or agreement described in any of the Schedules to this Section 3.17. No claims with respect to the Company Owned Intellectual Property or Company Third Party Intellectual Property are currently pending or, to the knowledge of the Shareholders are threatened by any person, nor, to the Shareholders' knowledge, do any grounds for any claims exist: (i) to the effect that the manufacture, sale, licensing or exercise of Rights to Use any Company product by the Company infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the exercise by the Company of Rights to Use any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted by the Company; (iii) challenging the ownership, validity or effectiveness of any of the Company Owned Intellectual Property or other trade secret material to the Company; or (iv) challenging the Company's license or the legal enforceability of the Company's Rights to Use any Company Third Party Intellectual Property. To the Shareholders' knowledge, there is no unauthorized use, infringement or misappropriation of any Company Owned Intellectual Property by any third party. Except as set forth in Schedule 3.17(e), the Company: (x) has not been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any trade secret, patent, trademark, service mark, or copyright and which has not been finally terminated, or been informed or notified by any third party that the Company may be engaged in such infringement; and (y) to the Shareholders' knowledge, has not infringed any trade secret, patent, trademark, service mark, or copyright of another.

          3.18 SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS.

               (a) To the Shareholders'  knowledge,  Schedule 3.18(a) contains a complete and accurate list of all contracts, commitments, leases, instruments, agreements, licenses or permits, written or oral, to which the Company is a party or by which it or its properties are bound (including without limitation joint venture or partnership agreements, contracts with any labor organizations, employment agreements, consulting agreements, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, Liens, pledges or other security agreements) (i) to which the Company and any affiliate of the Company or any officer, director or stockholder of the Company are parties ("Related Party Agreements"); (ii) that may give rise to obligations or liabilities exceeding, during the current term thereof, $5,000, or (iii) that may generate revenues or income exceeding, during the current term thereof, $20,000, excluding any customer contracts entered into in the ordinary course of business after December 28, 1998 (collectively with the Related Party Agreements, the "Material Contracts"). The Company has delivered to RIG true, complete and correct copies of the Material Contracts, except for certain contracts for which representative samples only have been provided to RIG.

               (b) Except to the extent set forth on Schedule 3.18(b), to the Shareholders' knowledge, as of December 28, 1998, (i) none of the Company's customers set forth on Schedule 3.18(a) has canceled or substantially reduced or is currently threatening to cancel or substantially reduce, any purchases from the Company, (ii) none of the Company's suppliers has canceled or substantially reduced or is currently threatening to cancel or substantially reduce, the supply of products or services to the Company,
     (iii) the Company has complied in all material respects with all of its commitments and obligations and is not in default under any of the Material Contracts, and no written notice of default has been received with respect to any of such

     Contracts, and (iv) other than the Related Party Agreements, there are no Material Contracts that were not negotiated at arm's length. The Company does not have any material liabilities or amounts payable due to having any of its products returned by a purchaser thereof except for normal warranty returns consistent with past history.

               (c) To the Shareholders' knowledge, each Material Contract, except those terminated pursuant to Section 5.6, is a valid and binding obligation of the Company and is in full force and effect and is not subject to any default thereunder by any party obligated to the Company pursuant thereto. The Company will obtain prior to the Closing Date all necessary consents, waivers and approvals of parties to any Material Contract that are required in connection with any of the transactions contemplated hereby, or are required by any governmental agency or other third party in order that any such Material Contract remain in effect without modification after the transactions contemplated hereby and without giving rise to any right to termination, cancellation or acceleration or loss of any right or benefit ("Requisite Third Party Consents"). All Requisite Third Party Consents are listed on Schedule 3.18(c).

               (d) The outstanding balance on all loans or credit agreements either (i) between the Company and any person in which any of the Shareholders owns a material interest, or (ii) guaranteed by the Company for the benefit of any Person in which any of the Shareholders owns a material interest, are set forth in Schedule 3.18(d).

          3.19 PREDECESSOR STATUS; ETC. Schedule 3.19 sets forth a listing of all legal names, trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) of the Company and all of its predecessor companies during the five-year period immediately preceding the date hereof, including without limitation the names of any entities from whom the Company has acquired material assets. During the five-year period immediately preceding the date hereof, the Company has operated only under the names set forth on Schedule 3.19 in the jurisdiction or jurisdictions set forth on Schedule 3.19 and has not been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

          3.20 INSURANCE. Schedule 3.20 sets forth a complete and accurate list, as of the Date of the Most Recent Financials, of all insurance policies carried by the Company and all insurance loss runs or workmen's compensation claims received for the past two (2) policy years. The Company has delivered to RIG true, complete and correct copies of all current insurance policies, all of which are in full force and effect. All premiums due and payable under all such policies have been paid and the Company is otherwise in full compliance with the terms of such policies. To the knowledge of the Shareholders, such policies of insurance are of the type and in amounts customarily carried by persons conducting businesses similar to that of the Company. To the knowledge of the Shareholders, there have been no threatened terminations of, or material premium increases with respect to, any of such policies.

          3.21 ENVIRONMENTAL MATTERS.

               (a) Hazardous Material. To the Shareholders' knowledge, other than as set forth on Schedule 3.21(a), no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state, local or other applicable law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies properly and safely maintained (a "Hazardous Material"), are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased. Schedule 3.21(a) identifies, to the knowledge of the Shareholders, all underground and aboveground storage tanks, and the capacity, age, and contents of such tanks, located on Real Property owned or leased by the Company.

               (b) Hazardous Materials Activities. To the knowledge of the Shareholders, the Company has not transported, stored, used, manufactured, disposed of or released, or exposed its employees or others to, Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Company Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

               (c) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of the Shareholders, threatened concerning any Hazardous Material or any Company Hazardous Materials Activity. To the knowledge of the Shareholders, there are no past or present actions, activities, circumstances, conditions, events, or incidents that could involve the Company (or any person or entity whose liability the Company has retained or assumed, either by contract or operation of law) in any environmental litigation, or impose upon the Company (or any person or entity whose liability the Company has retained or assumed, either by contract or operation of law) any environmental liability including, without limitation, common law tort liability.

          3.22 LABOR AND EMPLOYMENT MATTERS. With respect to employees of and service providers to the Company:

               (a) the Company is and has been in compliance in all material respects with all applicable laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the
     Immigration Reform and Control Act, occupational safety and health requirements, and unfair labor practices.

               (b) there is not now, nor within the past three (3) years has there been, any unfair labor practice complaint against the Company pending or, to the Shareholders' knowledge, threatened, before the National Labor Relations Board or any other comparable authority;

               (c) there is not now, nor within the past three (3) years has there been, any labor strike, slowdown or stoppage actually pending or, to the Shareholders' knowledge, threatened, against or directly affecting the Company;

               (d) to the Shareholders' knowledge, no labor representation organization effort exists nor has there been any such activity within the past three (3) years;

               (e) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the Shareholders' knowledge, no claims therefor exist or have been threatened;

               (f) the employees of the Company are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force with respect to the Company or currently being negotiated by the Company; and

               (g) the Company and the Shareholders have a reasonable basis for believing that all persons classified by the Company as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and the Company has fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

          3.23 EMPLOYEE BENEFIT PLANS.

               (a) Definitions.

                    (i) "Benefit Arrangement" means any benefit arrangement, obligation, custom, or practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, other than any obligation, arrangement, custom or practice that is an Employee Benefit Plan, including, without limitation, employment agreements, severance agreements, executive compensation arrangements, incentive programs or arrangements, sick leave, vacation pay, severance pay policies, plant closing benefits, salary continuation for disability, consulting, or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, any plans subject to Section 125 of the Code, and any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, or agents.

                    (ii) "Company Benefit Arrangement" means any Benefit Arrangement sponsored or maintained by the Company or with respect to which the Company has or may have any liability (whether actual, contingent, with respect to any of its assets or otherwise) as of the Closing Date, in each case with respect to any present or former directors, employees, agents, or independent contractors of the Company.

                    (iii) "Company Plan" means, as of the Closing Date, any Employee Benefit Plan for which the Company is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) or any Employee Benefit Plan maintained by the Company or to which the Company is obligated to make payments, in each case with respect to any present or former employees of the Company.

                    (iv)  "Employee  Benefit  Plan"  has the  meaning  given  in
     Section 3(3) of ERISA.

                    (v) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all regulations and rules issued thereunder, or any successor law.

                    (vi) "ERISA Affiliate" means any person that, together with the Company, would be or was at any time treated as a single employer under
     Section 414 of the Internal Revenue Code or Section 4001 of ERISA and any general partnership of which the Company is or has been a general partner.

               (b) Schedule 3.23(b) contains a complete and accurate list of all Company Benefit Arrangements, Company Plans, and Employee Benefit Plans currently or previously maintained by the Company.

               (c) Schedule 3.23(c) hereto contains the most recent quarterly listing of workers' compensation claims and a schedule of workers' compensation claims of the Company for the last three (3) fiscal years.

               (d) Schedule 3.23(d) hereto sets forth an accurate list, as of the Date of the Most Recent Financials of all employees, officers and directors of the Company who earned in 1997, or are likely to earn in 1998, more than $75,000, and lists all employment agreements with such employees, officers and directors and the rate of compensation (and the portions thereof attributable to salary, bonus, and other compensation respectively) of each such person as of the Date of the Most Recent Financials.

          3.24 TAXES.

               (a) (i) Except as set forth on Schedule 3.24, the Company has timely filed all material Tax Returns required to have been filed by it (or if not timely filed has filed and paid all interest, penalties and other charges incurred in connection therewith), and all such Tax Returns are true, correct, and complete in all material respects.

                    (ii) Except as set forth on Schedule 3.24, the Company has paid in full all Taxes owed by it, together with any interest, penalties and other charges in connection therewith, whether or not shown on any Tax Return.

                    (iii) The amount of the Company's liability for unpaid Taxes as of the Date of the Most Recent Financials did not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) included in the amounts shown on the balance sheet included in the Most Recent Financials, and the amount of the Company's liability for unpaid Taxes for all periods or portions thereof ending on or before the Closing Date will not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the books and records of the Company on the Closing Date.

                    (iv) Except as set forth on Schedule 3.24, to the knowledge of the Shareholders, there are no ongoing examinations or claims against or with respect to the Company for Taxes, and no notice of any audit, examination, or claim for Taxes, whether pending or threatened, has been received by the Company or the Shareholders.

                    (v) The Company has a taxable year ending on December 31 of each year and commencing January 1 of each year.

                    (vi) The Company currently utilizes the accrual method of accounting for income Tax purposes and such method of accounting has not changed in the past five (5) years. The Company has not agreed to, and is not and will not be required to, make any adjustments under Code Section 481(a) as a result of a change in accounting methods.

                    (vii) The Company has withheld and paid over to the proper governmental authorities all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor, or other third party.

                    (viii) Schedule 3.24 contains copies of (A) any Tax examinations of the Company or the Shareholders with respect to the Company conducted within the last five (5) years, (B) currently effective extensions of statutory limitations for the collection or assessment of Taxes from the Company or the Shareholders with respect to the Company and
     (C) the Tax Returns of the Company for the last three (3) fiscal years that have not previously been delivered to RIG.

                    (ix) There are (and as of immediately following the Closing there will be) no Liens on the assets of the Company or the Shareholders relating to or attributable to Taxes (other than Liens for Taxes not yet due and payable).

                    (x) To the Shareholders' knowledge, there is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or otherwise have a material adverse effect on the Company or its business.

                    (xi) None of the Company's assets are treated as "tax exempt use property" within the meaning of Section 168(h) of the Code.

                    (xii) There are no contracts, agreements, plans or arrangements, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

                    (xiii) The Company has not filed any consent agreement under
     Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                    (xiv) The Company is not, and has not been at any time, a party to a tax sharing, tax indemnity or tax allocation agreement, and the Company has not assumed the tax liability of any other person under contract.

                    (xv) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of
     Section 897(c)(2) of the Code.

                    (xvi) To the knowledge of the Shareholders, the Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

                    (xvii) The Company has not been a member of an affiliated group filing a consolidated federal income Tax Return and does not have any liability for the Taxes of another person under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

               (b) As of the date of its incorporation and at all times thereafter prior to Closing, the Company has been and continues to be an S corporation within the meaning of Section 1361(a)(1) of the Code pursuant to an election filed in accordance with Section 1362(a) and (b) of the Code and the regulations thereunder. The Company holds no assets the disposition of which could result in any tax under Section 1374 of the Code.

               (c) For purposes of this Agreement:

                    (i) the term "Tax" shall include any tax or similar governmental charge, impost or levy (including without limitation income taxes, franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes or windfall profit taxes) together with any related penalties, fines, additions to tax or interest imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof; and

                    (ii) the term "Tax Return" shall mean any return (including any information return), report, statement, schedule, notice, form, estimate, or declaration of estimated tax relating to or required to be filed with any governmental authority in connection with the determination, assessment, collection or payment of any Tax.

          3.25 CONFORMITY WITH LAW; LITIGATION.

               (a) To the Shareholders' knowledge, the Company is not in material violation of any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it.

               (b) Except as set forth on Schedule 3.25, there are no actions, suits or proceedings, pending or, to the knowledge of the Shareholders, threatened against or affecting the Company at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by the Company or the Shareholders. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against the Company or against any of its properties or business.

          3.26  ABSENCE  OF  CLAIMS  AGAINST  COMPANY.  Except  as set  forth on
     Schedule 3.26, each Shareholder represents severally that it has no claims against the Company.

          3.27 ABSENCE OF CHANGES. Since the Date of the Most Recent Financials, the Company has conducted its business in the ordinary course and, except as contemplated herein or as set forth on Schedule 3.27, there has not been:

               (a) any change, by itself or together with other changes, that has or is likely to have a material adverse effect on, the business, operations, assets, profits or condition (financial or otherwise) of the Company;

               (b) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties or business of the Company;

               (c) any change in the authorized capital of the Company or in its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

               (d) any declaration or payment of any dividend or distribution in respect of the capital stock, or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company;

               (e) any increase in the compensation, bonus, sales commissions or fee arrangements payable or to become payable by the Company to any of its officers, directors, Shareholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice, nor has the Company entered into or amended any Company Benefit Arrangement or Company Plan;

               (f) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, materially adversely affecting the business of the Company;

               (g) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the Company to any person, including without limitation the Shareholders and their affiliates;

               (h) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company, including without limitation any indebtedness or obligation of the Shareholders and their affiliates, provided that the Company may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

               (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

               (j) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business of the Company in the aggregate in excess of $10,000;

               (k) any waiver of any material rights or claims of the Company;

               (l) any breach, amendment or termination of any material contract, agreement, license, permit or other right to which the Company is a party (x) by the Company or (y) to the knowledge of the Shareholders, by any other party;

               (m) any transaction by the Company outside the ordinary course of business;

               (n) any capital commitment by the Company, either individually or in the aggregate, exceeding $25,000;

               (o) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or the revaluation by the Company of any of its assets;

               (p) any creation or assumption by the Company of any mortgage, pledge, security interest or Lien or other encumbrance on any asset (other than liens arising under existing lease financing arrangements which are not material and liens for Taxes not yet due and payable);

               (q) any entry into, amendment of, relinquishment, termination or non-renewal by the Company of any contract, lease transaction, commitment or other right or obligation requiring aggregate payments by the Company in excess of $25,000, except in the ordinary course of business;

               (r) any loan by the Company to any person or entity, incurring by the Company, of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others;

               (s) any introduction of any promotional offer, including, without limitation, discounted and free products or services or reduction of standard pricing levels for the Company's goods or services with pricing that is less than 20% below the average pricing for comparable clients; or

               (t) negotiation or agreement by the Company, the Shareholders, or, to the knowledge of the Shareholders, any other officer or employee thereof to do any of the things described in the preceding clauses (a) through (t) (other than negotiations with RIG and its representatives regarding the transactions contemplated by this Agreement).

          3.28 DISCLOSURE. All of the schedules, and all agreements, lists, documents and other information of any kind contained in the Schedules, attached thereto, or delivered to RIG as noted herein, and all instruments or certificates furnished to RIG pursuant hereto or in connection with this Agreement or the transactions contemplated hereby, are and will be complete and accurate in all material respects. No representation or warranty by the Shareholders or the Company contained in this Agreement, in the Schedules attached hereto or in any certificate furnished or to be furnished by the Shareholders or the Company to RIG in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make any statement contained herein or therein not misleading. There is no fact known to any Shareholder that has current specific and direct application to the operation of the Company (other than general economic or industry conditions or the activities of actual or potential competitors) and that materially adversely affects or materially adversely threatens, the assets, business, financial condition, or operations of the Company that has not been set forth in this Agreement or any Schedule hereto.

          3.29 SECURITIES REPRESENTATIONS. Each Shareholder other than Gregory Benkert, Keith Sant, and Benkert Business Trust represents severally that he/she/it is an "Accredited Investor" within the meaning of the federal securities laws. Each Shareholder represents severally that he/she/it has either directly, and/or through the Company, obtained sufficient information concerning RIG and its business, present and proposed, to have made an informed investment decision concerning this Agreement and the transactions contemplated hereby, and has had an adequate opportunity to ask questions and receive answers to his or her satisfaction from the officers of RIG concerning the business, operations and financial condition of RIG. Each Shareholder represents severally that he/she/it has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in shares of RIG Common Stock and protecting his/her/its own interest in connection with the investment in such shares.

          3.30 YEAR 2000 COMPLIANCE. Except as listed on Schedule 3.30, the computer software, hardware, networks and components (the "Computer
     System") material to the conduct of the Company's business have been designed or modified and fully tested in such a manner that they will generate only valid and correct date-related results, and will be fully Year 2000 Compliant. "Year 2000 Compliant" means that the Computer System will, without interruption or manual intervention, continue to operate, function, calculate, and compute consistently, predictably, and accurately when used during any year prior to, during, or after the calendar or fiscal year 2000.

          3.31 NO KNOWLEDGE OF RIG BREACHES. As of the date of this Agreement, the LeaseTrend Parties have no knowledge that RIG is in material breach of its representations or warranties under this Agreement.

                                  ARTICLE IV.

                             REPRESENTATIONS OF RIG

          For purposes of this Article IV, "the RIG Business" shall mean the business of RIG and its subsidiaries (but excluding the transactions contem plated by this Agreement and any business effectively acquired by RIG as a result of such transactions).

          To induce the Company and the Shareholders to enter into this Agreement and consummate the transactions contemplated hereby, RIG represents and warrants to the Company and the Shareholders as follows (for purposes of this Agreement the phrases "knowledge of RIG" or "RIG's knowledge," or words of similar import, include the knowledge of Andrew C. Florance and Michael R. Klein, including facts of which either, in the reasonably prudent exercise of his duties as an officer, director and/or beneficial owner of an interest in RIG should be aware):

          4.1 DUE ORGANIZATION. RIG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities and to own, operate and lease its properties and to carry on its business in the places and in the manner as now conducted. True, complete and correct copies of the Certificate of Incorporation and the Bylaws, as amended, of RIG (collectively, the "RIG Charter Documents") have been made available to the Company. RIG is not in violation of any of the RIG Charter Documents.

          4.2 AUTHORIZATION; VALIDITY OF OBLIGATIONS. The representatives of RIG executing this Agreement have all requisite power and authority to enter into and bind RIG to the terms of this Agreement. RIG has the full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. The execution and delivery of this Agreement by RIG and the performance by RIG of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of RIG, and this Agreement has been duly and validly authorized by all necessary action. This Agreement is a legal, valid and binding obligation of RIG enforceable in accordance with its terms.

          4.3 NO CONFLICTS. The execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated hereby and the fulfillment of the terms hereof will not:

               (a) conflict with, or result in a breach or violation of the RIG Charter Documents;

               (b) subject to compliance with any agreements between RIG and its lenders and as indicated in Schedule 4.3(b), conflict with, or result in a default (or would constitute a default but for a requirement of notice or lapse of time or both) under any document, agreement or other instrument to which RIG is a party, or result in the creation or imposition of any Lien, charge or encumbrance on any properties of RIG pursuant to (i) any law or regulation to which RIG or any of its property is subject, or (ii) any judgment, order or decree to which RIG is bound or any of its property is subject;

               (c) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of RIG; or

               (d) violate any law, order, judgment, rule, regulation, decree or ordinance to which RIG is subject, or by which RIG is bound.

          4.4 CAPITALIZATION OF RIG AND OWNERSHIP OF RIG STOCK. As of the date of this Agreement: the authorized capital stock of RIG consists of 30,000,000 shares of Common Stock at $0.01 par value and 2,000,000 shares of Preferred Stock at $0.01 par value; of which 8,771,027 shares of Common Stock and no shares of Preferred Stock were outstanding. All of the shares of RIG Common Stock to be issued to the Shareholders in accordance herewith will be offered, issued, sold and delivered by RIG in compliance with all applicable state and federal laws concerning the issuance of securities and free and clear of all Liens except for those expressly contemplated in this Agreement, and none of such shares was or will be issued in violation of the preemptive rights of any stockholder of RIG.

          4.5 FINANCIAL STATEMENTS.

               (a) Schedule 4.5(a) includes true, complete and correct copies of RIG's audited balance sheets as of December 31, 1995, 1996 and 1997, and income statements for the years ended December 31, 1995, 1996 and 1997 (collectively, the "RIG Audited Financials"). Except as noted on the auditors' report accompanying the RIG Audited Financials, the RIG Audited Financials have been prepared in accordance with GAAP consistently applied. Each balance sheet included in the RIG Audited Financials presents fairly the financial condition of RIG as of the date indicated thereon, and each of the income statements included in the RIG Audited Financials present fairly the results of its operations for the periods indicated thereon. Since the date of the most recent RIG Audited Financials, there has been no material changes in RIG's accounting policies.

               (b) Schedule 4.5(b) includes true, complete and correct copies of RIG's unaudited balance sheets as of September 30, 1998, and unaudited income statements for the three quarters ended September 30,1998

     (collectively, the "RIG Unaudited Financials"). The RIG Unaudited Financials have been prepared in accordance with GAAP consistently applied subject to: (i) normal year-end audit adjustments, which individually or in the aggregate will not be material; and (ii) the omission of footnote information. The balance sheet included in the RIG Unaudited Financials presents fairly the financial condition of RIG as of the date indicated thereon, and the income statements included in the RIG Unaudited Financials presents fairly the results of its operations for the period indicated thereon. Since the date of the most recent RIG Unaudited Financials, there has been no material change in RIG's accounting policies.

          4.6 LIABILITIES AND OBLIGATIONS.

               (a) Except as provided on Schedule 4.6(a), to the knowledge of RIG, RIG is not liable for or subject to any liabilities except for:

                    (i) those liabilities reflected on financial statements and not previously paid or discharged;

                    (ii) those liabilities arising in the ordinary course of RIG's business consistent with past practice under any contract, commitment or agreement specifically disclosed on any Schedule to this Agreement or not required to be disclosed thereon because of the term or amount involved or otherwise; and

                    (iii) those liabilities incurred since September 30, 1998 in the ordinary course of business consistent with past practice, which liabilities are not, individually or in the aggregate, material.

               (b) For purposes of this Section 4.6, the term "liabilities" shall include without limitation any direct or indirect liability, indebtedness, guaranty, endorsement, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature, unmature or otherwise, fixed or unfixed, liquidated or unliquidated, secured or unsecured.

          4.7 PERMITS. To the knowledge of RIG, RIG owns or holds all licenses, franchises, permits and other governmental authorizations, including without limitation permits, titles (including without limitation motor vehicle titles and current registrations), fuel permits, licenses and franchises necessary for the continued operation of the RIG Business as it is currently being conducted ("RIG Permits"). To the knowledge of RIG, the RIG Permits are valid, and RIG has not received any notice that any governmental authority intends to modify, cancel, terminate or fail to renew any RIG Permit. No present or former officer, manager, member or employee of RIG or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any RIG Permit. To the knowledge of RIG, the RIG Business has been conducted and is being conducted in compliance with the requirements, standards, criteria and conditions set forth in the RIG Permits and other applicable orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing, and the transactions contemplated by this Agreement will not result in a default under, or a breach or violation of, or adversely affect the rights and benefits afforded to the RIG Business, by any RIG Permit.

          4.8 INTELLECTUAL PROPERTY.

               (a) RIG is the true and lawful owner of, or has legally enforceable rights to use, under license or otherwise, registered and unregistered Marks (the "RIG Marks") necessary for the RIG Business as currently conducted. Except with respect to those RIG Marks which are licensed to RIG from a third party, RIG owns all of the registered and unregistered Marks used by the RIG Business. The RIG Marks will not cease to be valid rights of RIG by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

               (b) RIG is the true and lawful owner of, or has legally enforceable Rights to Use, under license or otherwise, the Patents (the "RIG Patents") and Copyrights (the "RIG Copyrights") necessary for the RIG Business as currently conducted.

               (c) RIG is the true and lawful owner, under license or otherwise, to all other rights in trade secrets, franchises or similar rights that are necessary for the RIG Business as currently conducted (the "RIG Other Rights").

               (d) For purposes of this Section 4.8, the RIG Marks, RIG Patents, RIG Copyrights, and RIG Other Rights are referred to herein collectively as the "RIG Intellectual Property." The RIG Intellectual Property owned by RIG is referred to as the "RIG Owned Intellectual Property". All other RIG Intellectual Property which RIG has Rights to Use is referred to herein collectively as the "RIG Third Party Intellectual Property." Except as indicated on Schedule 4.8(d), RIG has no obligations to compensate any person in connection with any RIG Intellectual Property. Except as indicated on Schedule 4.8(d) or except in the ordinary course of business, RIG has not granted to any person any Rights to Use, under license or otherwise, any RIG Intellectual Property, whether requiring the payment of royalties or not.

               (e) RIG is not nor will it be, as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in material violation of any RIG Third Party Intellectual Property license, sublicense or agreement described in any of the schedules to this Section
     4.8. No claims with respect to the RIG Owned Intellectual Property or RIG Third Party Intellectual Property are currently pending or, to the knowledge of RIG are threatened by any person, nor, to the knowledge of RIG, do any grounds for any claims exist: (i) to the effect that the manufacture, sale, licensing or exercise of Rights to Use any RIG product by RIG infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the exercise by RIG of Rights to Use any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the RIG Business as currently conducted by RIG; (iii) challenging the ownership, validity or effectiveness of any of the RIG Owned Intellectual Property or other trade secret material to the RIG Business; or (iv) challenging RIG's license or the legal enforceability of RIG's Rights to Use the RIG Third Party Intellectual Property. RIG: (x) has not been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of trade secrets, any patents, trademarks, service marks, or copyrights and which has not been finally terminated or been informed or notified by any third party that RIG may be engaged in such infringement and; (y) has no knowledge of any infringement liability with respect to, or infringement by, RIG of any trade secret, patent, trademark, service mark, or copyright of another.

          4.9 ENVIRONMENTAL MATTERS.

               (a) Hazardous Material. To RIG's knowledge, other than as set forth on Schedule 4.9(a), no Hazardous Materials are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that RIG has at any time owned, operated, occupied or leased. Schedule 4.9(a) identifies, to the knowledge of RIG, all underground and aboveground storage tanks, and the capacity, age, and contents of such tanks, located on real property owned or leased by RIG.

               (b) Hazardous Materials Activities. To RIG's knowledge, RIG has not transported, stored, used, manufactured, disposed of or released, or exposed its employees or others to, Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has RIG disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "RIG Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

               (c) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of RIG, threatened concerning any Hazardous Material or any RIG Hazardous Materials Activity. To RIG's knowledge, there are no past or present actions, activities, circumstances, conditions, events, or incidents that could involve RIG (or any person or entity whose liability RIG has retained or assumed, either by contract or operation of law) in any environmental litigation, or impose upon RIG (or any person or entity whose liability RIG has retained or assumed, either by contract or operation of law) any environmental liability including, without limitation, common law tort liability.

          4.10 INSURANCE. RIG is the beneficiary of insurance policies of the type and in amounts customarily carried by persons conducting businesses similar to that of the RIG Business. To the knowledge of RIG, there have been no threatened terminations of, or material premium increases with respect to, any of such policies. All premiums payable under all such policies have been paid and RIG is otherwise in full compliance with the terms of such policies.

          4.11 TAXES.

               (a) RIG has timely filed all Tax Returns due on or before the Closing Date, and all such Tax Returns are true, correct, and complete in all material respects.

               (b) RIG has paid in full on a timely basis all Taxes owed by the RIG Business whether or not shown on any Tax Return.

               (c) The amount of RIG's liability for unpaid Taxes as of September 30, 1998, did not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the RIG Audited Financials, and the amount of RIG's liability for unpaid Taxes for all periods or portions thereof ending on or before the Closing Date will not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the books and records of RIG on the Closing Date.

               (d) RIG has withheld and paid over to the proper governmental authorities all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor, or other third party.

               (e) There are (and as of immediately following the Closing there will be) no Liens on the assets of RIG relating to or attributable to Taxes (other than for taxes not yet due and payable).

               (f) Except as set forth on Schedule 4.11, to the knowledge of RIG, there are no ongoing examinations or claims against RIG for Taxes, and no notice of any audit, examination, or claim for Taxes, whether pending or threatened, has been received.

               (g) To the knowledge of RIG, there is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the RIG Business or otherwise have an adverse effect on the RIG Business.

          4.12 CONFORMITY WITH LAW; LITIGATION.

               (a) To the knowledge of RIG, RIG is not in material violation of any law or regulation, or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it.

               (b) Except as set forth on Schedule 4.12(b), there are no actions, suits or proceedings, pending or, to the knowledge of RIG, threatened against or affecting RIG at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by RIG. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against RIG or against any of RIG's properties or business.

               (c) RIG has timely filed with the Securities and Exchange Commission ("SEC") all materials and documents required to be filed by it under the Securities Act of 1933 and the Securities Exchange Act of 1934. All the materials and documents filed with the SEC by RIG since July 1, 1998 are hereinafter referred to as the "RIG SEC Reports." The RIG SEC Reports are true and correct in all material respects, including the financial statements and other financial information contained therein, and contain no omission of any material fact which would make the statements in such RIG SEC Reports misleading in light of the circumstances in which such statements were made. The financial statements included in the RIG SEC Reports fairly present in all material respects the financial condition and the results of operations, changes in stockholders' equity and cash flows of RIG and its subsidiaries as at the respective dates of and for the periods referred to in such financial statements, all in accordance with generally accepted accounting principles consistently applied.

          4.13 ABSENCE OF CHANGES. Since the date of the RIG Unaudited Financials, the RIG Business has been conducted in the ordinary course and, except as contemplated herein or as set forth on Schedule 4.13, there has not been any change, by itself or together with other changes, that has or is likely to have a material adverse effect on the business, operations, properties, assets, profits or condition (financial or otherwise) of RIG.

          4.14 DISCLOSURE. All of the schedules, and all agreements, lists, documents and other information of any kind contained in the Schedules, attached thereto, or delivered to the Shareholders and the Company as noted herein, and all instruments or certificates furnished to the Shareholders and the Company pursuant hereto or in connection with this Agreement or the transactions contemplated hereby, are and will be complete and accurate in all material respects. No representation or warranty by RIG contained in this Agreement, in the Schedules attached hereto or in any certificate furnished or to be furnished by RIG to the Shareholders and the Company in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make any statement contained herein or therein not misleading.

          4.15 REPRESENTATIONS REGARDING NEWCO.

               (a) Due Organization. Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. True, complete and correct copies of the Certificate of Incorporation and the Bylaws, as amended, of Newco (collectively, the "Newco Charter Documents") have been made available to the Company. Newco is not in violation of any of the Newco Charter Documents.

               (b) Authorization; Validity of Obligations. The representatives of RIG executing this Agreement have all requisite power and authority to enter into and bind Newco to the terms of the Newco Merger Agreement. Newco has the full legal right, power and authority to enter into the Newco Merger Agreement and perform the transactions contemplated thereby. The execution and delivery of the Newco Merger Agreement by Newco and the performance by Newco of the transactions contemplated therein have been duly and validly authorized by the Board of Directors of Newco.

               (c) No Conflicts. The execution, delivery and performance of the Newco Merger Agreement, the consummation of the transactions herein contemplated thereby and the fulfillment of the terms thereof will not conflict with, or result in a breach or violation of the Newco Charter Documents;

               (d) Capitalization of Newco and Ownership of Newco Stock. As of the date of this Agreement: the authorized capital stock of Newco consists of 1000 shares of common stock, par value $1.00, and no shares of preferred stock; of which 1000 shares of Newco common stock were outstanding and issued to and owned by RIG.

          4.16 NO KNOWLEDGE OF LEASETREND BREACHES. As of the date of this Agreement, RIG has no knowledge that any LeaseTrend Party is in material breach of his, her or its representations or warranties under this Agreement.

                                   ARTICLE V.

                                   COVENANTS

          5.1 TAX MATTERS.

          The following provisions shall govern the allocation of responsibility as between the Company, on the one hand, and the Shareholders, on the other, for certain tax matters following Closing.

               (a) Closing of the Books for Tax Purposes. The Company, Shareholders and RIG acknowledge that the status of the Company as an S corporation will be terminated at the Closing, and that, in accordance with Code Section 1362(e), the Company will (1) have a short taxable year ending on the close of the day before the Closing Date for which the Company will be an S corporation, (2) have a short taxable year beginning on the Closing Date for which the Company will be a C corporation, and (3) be required to report its taxable income for such short years on the basis of its normal method of accounting.

               (b) Shareholders shall prepare or cause to be prepared and file or cause to be filed, within the time and in the manner provided by law,
     (i) all Tax Returns of the Company for all periods ending on or before the Closing Date that are due after the Closing Date and (ii) all state and Federal S corporation income Tax Returns of the Company covering the short year beginning on January 1, 1999 until the close of the day before the Closing Date. Shareholders shall pay to the Company on or before the due date of such Tax Returns the amount of all Taxes shown as due on such Tax Returns to the extent that such Taxes are not reflected in the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Company's books and records as of the Closing Date. Shareholders will be responsible for, and will pay, all state and federal income taxes on the income of the Company for the S corporation short year beginning on January 1, 1999. Such Returns shall be prepared and filed in accordance with applicable law and in a manner consistent with past practices and shall be subject to review and approval by RIG. To the extent reasonably requested by the Shareholders or required by law, RIG and the Company shall participate in the filing of any Tax Returns filed pursuant to this paragraph.

               (c) RIG shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date (except as provided in Section 5.1(b)(ii)). The Shareholders shall pay to RIG (or, at RIG's election, to Newco) within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date to the extent such Taxes are not reflected in the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Company's books and records as of the Closing Date. For purposes of this Section 5.1, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall: (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

               (d) RIG and its subsidiaries on the one hand and the Shareholders on the other hand shall (A) cooperate fully, as reasonably requested, in connection with the preparation and filing of Tax Returns pursuant to this
     Section 5.1 and any audit, litigation or other proceeding with respect to Taxes; (B) make available to the other, as reasonably requested, all information, records or documents with respect to Tax matters pertinent to the Company for all periods ending prior to or including the Closing Date; and (C) preserve information, records or documents relating Tax matters pertinent to the Company that is in their possession or under their control until the expiration of any applicable statute of limitations or extensions thereof.

               (e) The Shareholders shall timely pay all transfer, documentary, sales, use, stamp, registration and other Taxes and fees arising from or relating to the transactions contemplated by this Agreement, and the Shareholders shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, and other Taxes and fees. If required by applicable law, RIG will join, and will cause Newco to join, in the execution of any such Tax Returns and other documentation.

          5.2 EMPLOYEE BENEFIT PLANS. If reasonably requested by RIG, the Company shall terminate any Company Plan or Company Benefit Arrangement substantially contemporaneously with the Closing. Notwithstanding the foregoing, with respect to any Company Plan or Company Benefit Arrangement that is not terminated or merged into an existing RIG plan or benefit arrangement substantially contemporaneously with the Closing, the Shareholders shall cooperate (and shall use their reasonable efforts to cause the officers and employees of the Company that are responsible to administering  any such  Company  Plan or Company  Benefit  Arrangement  to cooperate) with RIG on and after the Closing Date in continuing to administer and maintain such Company Plan or Company Benefit Arrangement in accordance with its constituent documents and with all applicable provisions of the Code, ERISA and other laws, including applicable federal and state securities laws, until such time as the Company Plan or Company Benefit Arrangement are terminated or merged into a RIG plan or benefit arrangement.

          5.3 RELATED PARTY AGREEMENTS. The Company and/or the Shareholders, as the case may be, shall terminate any Related Party Agreements which RIG requests the Company or Shareholders to terminate.

          5.4 COOPERATION.

               (a) The Company, Shareholders and RIG shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such instruments as the other may reasonably request for the purpose of carrying out this Agreement. In connection therewith, if required, the chairman and vice president of the Company shall execute any documentation reasonably required by RIG's Independent Auditors (in connection with such accountant's audit of the Company) or the Nasdaq National Market.

               (b) The Shareholders and the Company shall cooperate and use their reasonable efforts to have the present officers, directors and employees of the Company cooperate with RIG on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

               (c) Each party hereto shall cooperate in obtaining all consents and approvals required under this Agreement to effect the transactions contemplated hereby

          5.5 ACCESS TO INFORMATION; PUBLIC DISCLOSURE.

               (a) Between the date of this Agreement and the Closing Date, the Company will provide to the officers and authorized representatives of RIG:
     (i) reasonable access to all of the sites, properties, books and records of the Company, (ii) copies of the Company's unaudited balance sheet and income statement as of November 30, 1998, on an accrual basis, (iii) as promptly as reasonable but in any event by January 15, 1999, copies of the Company's unaudited balance sheet and income statement as of December 31, 1998, on an accrual basis, and (iv) such additional financial and operating data and other information as to the business and properties of the Company as RIG may from time to time reasonably request, including without limitation, access upon reasonable request to the Company's employees, customers, vendors, suppliers and creditors for due diligence inquiry. No information or knowledge obtained in any investigation pursuant to this
     Section 5.5 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the transactions contemplated hereby, provided that RIG shall promptly disclose to the Company and the Shareholders any information or knowledge it so obtains that would result in a breach of the Company's or Shareholders' representations and warranties herein.

               (b) Upon the execution of this Agreement, neither the Company nor any Shareholder shall make any disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement unless previously approved by RIG in writing. RIG agrees to keep the Company and the Shareholders apprised in advance of any disclosure of the subject matter of this Agreement by RIG prior to the Closing, it being understood that RIG will be required to make disclosure promptly pursuant to the requirements of the federal securities laws.

          5.6 CONDUCT OF BUSINESS PENDING CLOSING. Between the date hereof and the Closing, the Company will (except to the extent approved in writing by RIG, or except as requested or agreed by RIG in writing):

               (a) carry on its business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

               (b) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

               (c) perform all of its obligations under agreements relating to or affecting its assets, properties or rights except to the extent contested in good faith;

               (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

               (e) use all commercially reasonable efforts to maintain and preserve its business organization intact, retain its present officers and key employees and maintain its relationships with suppliers, vendors, customers, creditors and others having business relations with it;

               (f) maintain material compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

               (g) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments; and

               (h) maintain present salaries, commission levels, and other compensation for all officers, directors, employees, agents, representatives and independent contractors, except for ordinary and customary bonuses and salary increases for employees (other than employees who are also Shareholders) in accordance with past practice.

          5.7 PROHIBITED ACTIVITIES. Between the date hereof and the Closing, except as provided in Section 5.13, the Company will not, without the prior written consent of RIG, which consent shall not be unreasonably withheld:

               (a) make any change in its Articles of Incorporation or Code of Regulations, or authorize or propose the same;

               (b) issue, deliver or sell, authorize or propose the issuance, delivery or sale of any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind, or authorize or propose any change in its equity capitalization, or issue or authorize the issuance of any debt securities;

               (c) declare or pay any dividend, or make any distribution (whether in cash, stock or property) in respect of its stock whether now or hereafter outstanding, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

               (d) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, or guarantee any indebtedness, except in the ordinary course of business and consistent with past practice in an amount not to exceed, in the aggregate, $50,000, including contracts to provide services to customers;

               (e) increase the compensation payable or to become payable to any officer, director, employee, agent, representative or independent contractor except for ordinary and customary bonuses and salary increases for employees (other than employees who are also Shareholders) in accordance with past practice; make any loans or advances; adopt or amend any Company Plan or Company Benefit Arrangement; grant any severance or termination pay; or hire any employees other than clerical, secretarial, or research employees who have annual salaries exceeding, in the aggregate, $25,000;

               (f) create or assume any mortgage, pledge or other Lien or encumbrance upon any assets or properties whether now owned or hereafter acquired;

               (g) sell, assign, lease, pledge or otherwise transfer or dispose of any property or equipment except in the ordinary course of business consistent with past practice in an amount not to exceed, in the aggregate, $10,000;

               (h) except as permitted by Section 5.7(d), acquire or negotiate for the acquisition of (by merger, consolidation, purchase of a substantial portion of assets or otherwise) any business or the start-up of any new business, or otherwise acquire or agree to acquire any assets;

               (i) merge or consolidate or negotiate or agree to merge or consolidate with or into any other corporation;

               (j) waive any material rights or claims of the Company, provided that the Company may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

               (k) default in the performance of, materially breach or amend or terminate any material agreement, permit, license or other right;

               (l) enter into any transaction that is: (i) not negotiated at arm's length with a third party not affiliated with the Company or any officer, director or Shareholder of the Company, or (ii) outside the ordinary course of business consistent with past practice, or (iii) prohibited hereunder;

               (m) commence a lawsuit other than for routine collection of bills;

               (n) revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

               (o) make any tax election other than in the ordinary course of business and consistent with past practice, change any tax election, adopt any tax accounting method other than in the ordinary course of business and consistent with past practice, change any tax accounting method, file any Tax Return (other than any estimated tax returns, payroll tax returns or sales tax returns) or any amendment to a Tax Return, enter into any closing agreement, settle any tax claim or assessment, or consent to any tax claim or assessment, without the prior written consent of RIG;

               (p) change the name of the Company, or operate under or use any legal name, trade name, fictitious name or other name, other than the names listed on Schedule 3.19 in the jurisdictions indicated;

               (q) introduce any promotional offer, including, without limitation, discounted and free products or services or reduce standard pricing levels for the Company's goods or services with pricing that is less than 10% below the average pricing for comparable clients; or

               (r) take, or agree (in writing or otherwise) to take, any of the actions described in Sections 5.7(a) through (q) above, or any action which would make any of the representations and warranties of the Company and the Shareholders contained in this Agreement untrue or result in any of the conditions set forth in Articles VI and VII not being satisfied.

          5.8 NOTIFICATION OF CERTAIN MATTERS. Each party hereto shall give prompt notice to the other parties hereto of: (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained herein to be untrue or inaccurate in any material respect at or prior to the Closing, and (b) any material failure of any party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder. The delivery of any notice pursuant to this Section 5.8 shall not, without the express written consent of the other parties be deemed to: (x) modify the representations or warranties hereunder of the party delivering such notice, (y) modify the conditions set forth in Articles VI and VII, or (z) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          5.9 SALES OF RIG COMMON STOCK; REGISTRATION RIGHTS.

               (a) Except as expressly contemplated herein, no Shareholder will, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose or offer to dispose of any RIG Common Stock delivered to the Shareholders under this Agreement prior to eighteen (18) months after the Closing Date (the "Lock-up Period"); provided, however: (i) this Paragraph
     5.9 shall not prevent the Heitzman Business Trust from transferring any RIG Common Stock held by it to Fred A. Heitzman III, nor shall it prevent the Benkert Business Trust from transferring RIG Common Stock to Gregory Benkert, provided that in the event of such a transfer or transfers, both Fred A. Heitzman III and Gregory Benkert shall continue to be bound by the provisions of and entitled to any rights under this Paragraph 5.9 to the same extent as if they had received the RIG Common Stock directly at Closing; and (ii) this Paragraph 5.9 shall not prevent Blue Chip Capital Fund Limited Partnership from transferring some or all RIG Common Stock held by it to the persons or entities listed as Blue Chip Investors on a list dated as of January 8, 1999 (the "Blue Chip List"), on file with RIG's counsel, each of which owns partnership interests in Blue Chip Capital Fund Limited Partnership as of the date of this Agreement, provided that in the event of such a transfer or transfers, Blue Chip Capital Fund Limited Partnership shall provide RIG with an opinion of counsel that each such transfer violates neither the federal securities laws nor applicable state securities laws, and provided further that each such transferee shall execute an agreement with RIG in which the transferee represents and warrants that he/she/it is an "Accredited Investor" under the securities law and that makes such transferee bound by the provisions of and entitled to any rights under this Paragraph 5.9 to the same extent as if he/she/it had received the RIG Common Stock directly at Closing as a Shareholder party to this Agreement. Blue Chip Capital Fund Limited Partnership represents and warrants that the Blue Chip List is an accurate and complete list of all Investors eligible to receive a transfer of RIG Common Stock pursuant to this sub-paragraph 5.9(a). In the event of any transfer or transfers contemplated by this sub-paragraph 5.9(a), RIG shall cause the stock certificate or certificates to be reissued in the name of the appropriate person(s) or entity.

               (b) The certificate or certificates evidencing the RIG Common Stock to be delivered to the Shareholders under this Agreement will be subject to appropriate stop transfer instructions and bear the restrictive legends described on Schedule 5.9(b). The Pledged Shares shall bear the restrictive legends described on Schedule 5.9(b).

               (c) Whenever RIG proposes to file a registration  statement under the Securities Act of 1933 (the "Securities Act") relating to the sale of securities by RIG (other than a registration statement related solely to securities to be offered pursuant to an employee benefit plan) or by persons other than RIG who have at the date of the Closing demand registration rights, and such registration is not expected to become effective until after expiration of the Lock-up Period or will remain effective, subject to the transfer restrictions on the RIG Common Stock, until after expiration of the Lock-up Period (a "RIG Registration"), RIG will, prior to such filing, give written notice (the "Piggyback Registration Notice") to each Shareholder of its intention to do so and the intended method of sale or disposition of the securities to be registered. Upon the written request of any Shareholder given within twenty (20) days after RIG provides the Piggyback Registration Notice, RIG shall use commercially reasonable efforts to cause all Registrable Securities that RIG has been requested by such Shareholder to register to be registered under the Securities Act (a "Piggyback Registration") to the extent necessary to permit their sale or other disposition in accordance with the intended methods for distribution specified in the Piggyback Registration Notice; provided that RIG shall have the right to postpone or withdraw any registration effected pursuant to this Section in which the Shareholders' shares of RIG Common Stock would have been otherwise included without obligation to any Shareholder.

               (d) In  connection  with any  offering  under  this  Section  5.9 involving an underwriting, RIG shall not be required to include any Registrable Securities in such offering unless the Shareholders accept the terms of the underwriting as agreed upon between RIG and the underwriters selected by it (provided that such terms must be consistent with this Agreement) and the Shareholders enter into the appropriate underwriting agreement, and then only in such quantity as will not, in the good faith and reasonable opinion of the underwriters, jeopardize the success of the offering by RIG.

               (e) If any RIG Registration involves an underwritten offering and the managing underwriter of such offering shall advise RIG that, in its view, the number of securities requested to be included in such Registration exceeds the largest number (the "Section 5.9(e) Number") that can be sold in an orderly manner in such offering within a price range acceptable to RIG, RIG shall include in such Registration:

                    (i) first, all shares that RIG proposes to register for its own account (the "RIG Securities"); and

                    (ii) second, to the extent that the number of RIG Securities is less than the Section 5.9(e) Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all holders with registration rights that are superior to those of the Shareholders (the "Prior Holders") who have requested that shares of RIG common stock be included in such registration, based on the number of shares of RIG Common Stock then owned by each Selling Prior Holder requesting inclusion in relation to the number of shares of RIG Common Stock then owned by all selling Prior Holders requesting inclusion, provided that no Piggyback Registration rights superior to those of the Shareholders shall be granted subsequent to the Closing.

                    (iii) third, to the extent that the number of RIG Securities is less than the Section 5.9(e) Number, and the number of shares to be sold by the selling Prior Holders does not amount to so many as to leave no room for additional shares to be offered by the Shareholders, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all Shareholders who have requested that shares of RIG Common Stock be included in such registration, based on the number of Registrable Securities then owned by each Selling Shareholder requesting inclusion in relation to the number of Registrable Securities then owned by all Shareholders requesting inclusion.

                    (iv) For the purposes of this Section 5.9, "Registrable Securities" means the shares of RIG Common Stock held by Shareholders that were issued as Consideration under this Agreement, as adjusted by any Final Consideration Adjustment pursuant to Section 1.3 and any indemnification obligations of the Shareholders pursuant to Article VIII, and as further adjusted for any stock split, stock dividend or similar transaction. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been transferred in accordance with such Registration Statement, (b) they shall have been sold as permitted by Rule 144 (or any successor provision) under the Securities Act, (c) they may be sold as permitted by Rule 144 (or any successor provision) under the Securities Act without any limitation on an amount of such securities which may be sold, or (d) they shall have ceased to be outstanding.

               (f) All expenses incurred in connection with any registration pursuant to this Paragraph 5.9, including all registration and filing fees, printing expenses, fees and disbursements of counsel for RIG, and expenses of any special audits incidental to or required by such registration, shall be borne by RIG; provided that RIG shall not be required to pay fees of legal counsel for Shareholders, or underwriter's fees, discounts, or commissions relating to the Registrable Securities..

          5.10 STANDSTILL. Upon and after execution of this Agreement until the Closing Date, RIG on the one hand, and the LeaseTrend Parties on the other, for themselves and on behalf their respective affiliates, successors and assigns, agree not to enter into any discussions, negotiations or agreements to sell, merge or transfer any material amount of their assets without the prior written consent of the Shareholders' Representatives on the one hand, or RIG on the other hand.

                                  ARTICLE VI.

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF RIG

          The obligation of RIG to effect the transactions contemplated hereby is subject to the satisfaction or waiver, at or before the Closing, of the following conditions and deliveries:

          6.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All of the representations and warranties of the Shareholders and the Company contained in this Agreement shall be true, correct and complete on the date of this Agreement (except as otherwise provided herein) and, if a Closing occurs, as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such Closing Date unless such representations expressly relate to an earlier date or changes in the matters represented and warranted herein are expressly permitted or provided herein; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Company and the Shareholders on or before the Closing Date shall have been duly complied with, performed or satisfied; and, if the Agreement is signed before Closing, a certificate to the foregoing effects dated the Closing Date and signed on behalf of the Company and by each of the Shareholders shall have been delivered to RIG, to be appended hereto after Closing as
     Exhibit 6.1.

          6.2 NO LITIGATION. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging RIG's proposed acquisition of the Company, or limiting or restricting RIG's conduct or operation of the business of the Company (or its own business) following the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit or proceeding of any nature pending or threatened against RIG or the Company, their respective properties or any of their officers or directors, that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of the Company.

          6.3 NO MATERIAL ADVERSE CHANGE. There shall have been no change, by itself or together with other changes, that has or is likely to have a material adverse effect on, the business, operations, assets, liabilities, profits or condition (financial or otherwise) of the Company; taken as a whole, since the Date of the Most Recent Financials; and, if the Agreement is signed before Closing, RIG shall have received a certificate signed by each Shareholder dated the Closing Date to such effect, to be appended hereto after Closing as Exhibit 6.3.

          6.4 CONSENTS AND APPROVALS. All necessary consents of, and filings with, any governmental authority or agency or third party, relating to the consummation by the Company and the Shareholders of the transactions contemplated hereby, shall have been obtained and made.

          6.5 OPINION OF COUNSEL. RIG shall have received an opinion from counsel to the Company and the Shareholders, dated the Closing Date, in form and substance reasonably satisfactory to RIG.

          6.6 COMPANY CHARTER DOCUMENTS. RIG shall have received: (a) a copy of the Articles of Incorporation of the Company certified by an appropriate authority in the state of its incorporation, and (b) a copy of the Code of Regulations of the Company certified by the Secretary of the Company. [Such documents shall be in form and substance reasonably acceptable to RIG.]

          6.7 OTHER AGREEMENTS.

               (a) Fred A. Heitzman III shall have entered into an employment agreement with RIG substantially in form and substance as set forth in
     Exhibit 6.7(a).

               (b) Gregory Benkert shall have entered into an employment agreement with RIG substantially in form and substance as set forth in
     Exhibit 6.7(b).

          6.8 DUE DILIGENCE REVIEW. The Company shall have made such deliveries of information and documents as are called for hereby or reasonably requested by RIG to enable it to perform the customary "due diligence" review. RIG shall be fully satisfied in its sole discretion with the results of its review of all of the Schedules, whether delivered before or after the execution hereof, and such deliveries, and its review of, and other due diligence investigations with respect to, the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits and condition (financial or otherwise) of the Company.

                                  ARTICLE VII.

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
                          SHAREHOLDERS AND THE COMPANY

          The obligation of the Shareholders and the Company to effect the transactions contemplated hereby is subject to the satisfaction or waiver, at or before the Closing, of the following conditions and deliveries:

          7.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All of the representations and warranties of RIG contained in this Agreement shall be true, correct and complete on the date of this Agreement (except as otherwise provided herein) and, if a Closing occurs, as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such Closing Date unless such representations expressly relate to an earlier date or changes in the matters represented and warranted herein are expressly permitted or provided herein; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by RIG on or before the Closing Date shall have been duly complied with, performed or satisfied; and, if the Agreement is signed before Closing, a certificate to the foregoing effects dated the Closing Date and signed by the President or any Vice President of RIG shall have been delivered to the Company and the Shareholders, to be appended hereto after Closing as Exhibit 7.1.

          7.2 NO LITIGATION. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging RIG's proposed acquisition of the Company, or limiting or restricting RIG's conduct or operation of the business of the Company (or its own business) following the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit or proceeding of any nature pending or threatened against RIG or the Company, their respective properties or any of their officers or directors, that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of RIG and its subsidiaries taken as a whole.

          7.3 CONSENTS AND APPROVALS. All necessary consents of, and filings with, any governmental authority or agency or third party relating to the consummation by RIG of the transactions contemplated herein, shall have been obtained and made.

          7.4  OTHER   AGREEMENTS.   RIG  shall  have  entered  into  employment
     agreements with Fred A. Heitzman III and Gregory Benkert substantially in the form attached hereto as Exhibit 6.7(a) and 6.7(b) respectively.

          7.5 OPINION OF COUNSEL. The LeaseTrend Parties shall have received an opinion from counsel to RIG dated the Closing Date, in form and substance reasonably satisfactory to the LeaseTrend Parties

          7.6 REGISTRATION. RIG shall maintain on file with the SEC all filings required to maintain the registration of the RIG Common Stock that is currently registered under the Securities Exchange Act of 1934, as amended.

                                 ARTICLE VIII.

                                INDEMNIFICATION

          8.1 INDEMNIFICATION BY THE SHAREHOLDERS AND THE COMPANY. Except for Keith Sant, who covenants and agrees severally but not jointly under this
     Article VII, each Shareholder and, if no Closing occurs, the Company, jointly and severally, covenants and agrees to indemnify, defend, protect and hold harmless RIG and its respective officers, directors, employees, assigns and successors (individually, a "RIG Indemnified Party" and collectively, "RIG Indemnified Parties") from, against and in respect of all liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Damages") suffered, sustained, incurred or paid by the RIG Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

               (a)  any  breach  of  any   representation  or  warranty  of  the
     Shareholders or the Company set forth in this Agreement; or

               (b) any breach of any covenant or agreement by the Shareholders or, prior to the Closing, the Company, under this Agreement; or

               (c) any untrue statement of a material fact relating to the Company or the Shareholders that is provided to RIG or its counsel by the Company or the Shareholders on or prior to the date that is twenty (20) days after the Closing specifically for inclusion in any SEC filing by RIG, or any amendment thereof or supplement thereto, or any failure by the Company or the Shareholders to disclose to RIG or its counsel on or prior to the date that is twenty (20) days after the Closing, when requested to do so specifically for inclusion in any such SEC filing by RIG, a material fact relating to the Company or the Shareholders that, in light of the circumstances under which such disclosures were made, is required to be included in an SEC filing or necessary to make the statements therein not misleading.

          8.2 INDEMNIFICATION BY RIG. RIG covenants and agrees to indemnify, defend, protect and hold harmless the Shareholders and, prior to the Closing (if any), the Company, and their respective officers, directors, employees, assigns and successors (individually, a "Shareholder Indemnified Party" and collectively, "Shareholder Indemnified Parties") from, against and in respect of all Damages suffered, sustained, incurred or paid by the Shareholder Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

               (a) any breach of any representation or warranty of RIG set forth in this Agreement; or

               (b) any breach of any covenant or agreement by RIG under this Agreement; or

               (c) any untrue statement or alleged untrue statement of a material fact relating to RIG contained in any SEC filing filed within twenty (20) days after the Closing, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to RIG required to be stated therein or necessary to make the statements therein not misleading.

          8.3 LIMITATION AND EXPIRATION. Notwithstanding anything herein to the contrary:

               (a) there shall be no liability for indemnification

                    (i) under Section 8.1 unless, and solely to the extent that, the aggregate amount of Damages suffered by the RIG Indemnified Party or Parties under the applicable provisions exceeds $100,000.00 (the "Indemnification Threshold"); or

                    (ii) under Section 8.2 unless, and solely to the extent that, the aggregate amount of Damages suffered by the LeaseTrend Indemnified Party or Parties under the applicable provisions exceeds the Indemnification Threshold;

     provided,  however, that the Indemnification Thresholds shall not apply to:
     (i) Damages arising out of any breaches of the covenants of any LeaseTrend Party or RIG, as the case may be, set forth in Article V of this Agreement or representations and warranties made in Sections 3.4 (capital stock of the Company), 3.5 (transactions in capital stock of the Company), 3.24 (taxes), and 4.4 (capital stock of RIG);

               (b) (i) the aggregate amount of the Shareholders' and the Company's (if any) liability under this Article VIII shall not exceed $960,000 (the "Shareholders' Cap"), provided, however, that any liability arising from or in connection with any Final Consideration Adjustment or the representations and warranties contained in Section 3.8 (financial condition), Section 3.9 (financial statements) and/or Section 3.24 (taxes) and the covenants and agreements contained in Section 5.1 (tax matters) and/or 5.6 (conduct of business pending close) shall not apply towards, nor be limited by, the Shareholders' Cap; and

                    (ii) the  aggregate  amount of RIG's  liability  under  this
     Article VIII shall not exceed $960,000 (the "RIG Cap"), provided, however, that any liability arising from or in connection with any Final Consideration Adjustment or the representations and warranties contained in
     Section 4.5 (financial statements) and/or Section 4.11 (taxes) and the covenants and agreements contained in Section 5.1 (tax matters) shall not apply towards, nor be limited by, the RIG Cap;

               (c) the indemnification obligations under this Article VIII or in any certificate or writing furnished in connection herewith shall terminate on the later of clause (i) or (ii) below:

                    (i) (1) except as to representations, warranties, and covenants specified in clause (i)(2) of this Section 8.3(c), the first anniversary of the Closing, or

                         (2) with respect to representations and warranties contained in Sections 3.21 (environmental matters), 3.23 (employee benefit plans), 3.17 (intellectual property), 3.24 (taxes) and 4.9 (taxes), on (A) the date that is six (6) months after the expiration of the longest applicable federal or state statute of limitation (including extensions thereof), or (B) if there is no applicable statute of limitation, five (5) years after the Closing; or

                    (ii) the final resolution of claims or demands for indemnification ("Claims") pending as of the relevant dates described in clause (i) of this Section 8.3(c) (such claims referred to as "Pending Claims").

          8.4 INDEMNIFICATION PROCEDURES. All Claims under this Article VIII shall be asserted and resolved as follows:

               (a) In the event that any RIG Indemnified Party or Shareholder Indemnified Party (an "Indemnified Party") has a Claim against any party obligated to provide indemnification pursuant to Section 8.1 or 8.2 hereof (the "Indemnifying Party") which does not involve a claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such Claim, specifying the nature of such Claim and the amount or the estimated amount thereof to the extent then feasible (the "Claim Notice"). If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after the date of delivery of the Claim Notice that the Indemnifying Party disputes such Claim, with a detailed statement of the basis of such position, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. In case an objection is made in writing in accordance with this Section 8.4(a), the Indemnified Party shall respond in a written statement to the objection within fifteen (15) days and, for sixty (60) days thereafter, attempt in good faith to agree upon the rights of the respective parties with respect to each of such Claims (and, if the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties).

               (b) (i) In the event  that any  Claim for which the  Indemnifying
     Party would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice to the Indemnifying Party. The Indemnifying Party shall have fifteen (15) days from date of delivery of the Claim Notice ("the Notice Period") to notify the Indemnified Party:
     (A) whether the Indemnifying Party disputes liability to the Indemnified Party hereunder with respect to the Third Party Claim, and, if so, the basis for such a dispute; and (B) if such party does not dispute liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against the Third Party Claim, provided that the Indemnified Party is hereby authorized (but not obligated), prior to and during the Notice Period, to file any motion, answer or other pleading and to take any other action which the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party's interests.

                    (ii) In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute the Indemnifying Party's obligation to indemnify with respect to the Third Party Claim and desires to defend the Indemnified Party against such Third Party Claim, the Indemnifying Party shall do so by appropriate proceedings, provided that, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any Third Party Claim (in whole or in part) if such settlement does not include a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against a Third Party Claim, whether by failure of such Indemnifying Party to give the Indemnified Party timely notice as provided herein or otherwise, then the Indemnified Party, without waiving any rights against such Indemnifying Party, may settle or defend against such Third Party Claim in the Indemnified Party's sole discretion, and the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

                    (iii)  If at any  time,  in the  reasonable  opinion  of the
     Indemnified Party, notice of which shall be given in writing to the Indemnifying Party, any Third Party Claim seeks material prospective relief which could have an adverse effect on any Indemnified Party, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Third Party Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party elects to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third Party Claim at the sole cost and expense of the Indemnifying Party.

                    (iv) If the Indemnifying Party is a Shareholder, then any notice required to be given under this Section 8.4 shall be given to the Shareholders' Representatives.

               (c) Nothing  herein  shall be deemed to prevent  the  Indemnified
     Party from making a claim, and an Indemnified Party may make a claim hereunder, for potential or contingent Damages provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such claim may be made.

               (d) Subject to the provisions of Section 8.3, the Indemnified Party's failure to give reasonably prompt notice as required by this
     Section 8.4 of any claim which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party except to the extent that failure to give such notice materially and adversely prejudiced the Indemnifying Party.

          8.5 EFFECTIVENESS OF REPRESENTATIONS WARRANTIES. All representations and warranties made by the Company, the Shareholders, and RIG in or pursuant to this Agreement or in any document delivered pursuant hereto shall be deemed to have been made on the date of this Agreement (except as otherwise provided herein) and, if a Closing occurs, as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such Closing Date unless such representations expressly relate to an earlier date or changes in matters represented and warranted herein are expressly permitted or provided herein..

          8.6 REMEDIES. Except for any liability based on a finding of fraud, the exclusive remedy of any party hereto arising by reason of the breach of any representation or warranty set forth herein or the default in or breach of any covenant, condition, agreement or undertaking by any other party hereto shall be limited to the indemnification rights set forth in this
     Article VIII.

          8.7 SET OFF. Subject only to the limitations of this Article VIII, indemnification or payment under this Agreement or applicable law, and except as necessary to preserve the Tax-Advantaged Status of the
     Transaction as provided in Section 1.3(c), the RIG Indemnified Parties shall have the obligation to make recovery first by set-off against Pledged Assets with respect to: (a) any Final Consideration Adjustment under
     Section 1.3 (but only up to 25% of the value of the then existing Pledged Assets), or (b) any Damages under Section 8.4. To the extent that the liability of the Shareholders hereunder exceeds the value of the Pledged Assets, RIG agrees to accept from the Shareholders RIG Common Stock before seeking the delivery of any other property or cash. For purposes of the preceding two sentences, the Pledged Shares shall be valued as provided in
     Section 1.4(d) above.

          8.8 SPECIAL TAX PROVISION. If Newco or RIG receives any Tax refund attributable to the period prior to the Closing, then the amount of such refund shall be applied to any indemnification obligation of the Shareholders or, if prior to Closing, the Company, determined in accordance with this Article VIII.

                                  ARTICLE IX.

                                 NONCOMPETITION

          9.1 PROHIBITED ACTIVITIES. Except for Blue Chip Capital Fund Limited Partnership, no Shareholder will, for a period of two (2) years following the Closing Date, for any reason whatsoever, directly or indirectly, for himself, herself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

               (a) engage, as an officer, director, shareholder, owner, partner, member, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or adviser, or as a sales representative, in any business selling any products or services in direct competition with RIG, in the United States, Canada or the United Kingdom (the "Territory");

               (b) call upon any person who is, at that time, within the Territory, an employee of RIG in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of RIG;

               (c) call upon any person who is or entity that is, at that time, or that has been, within one year prior to that time, a customer of RIG within the Territory for the purpose of soliciting or selling products or services in competition with RIG within the Territory; or

               (d) call upon any prospective acquisition candidate that was, to the knowledge of such Shareholder, either called upon by RIG as a prospective acquisition candidate or was the subject of an acquisition analysis by RIG. Each Shareholder, to the extent lacking the knowledge described in the preceding sentence, shall immediately cease all contact with such prospective acquisition candidate upon being informed that RIG had called upon such candidate or made an acquisition analysis thereof.

     For purposes of this Article IX, the term "RIG" includes all subsidiaries of RIG (including without limitation Newco and any companies RIG has resolved to acquire).

          9.2 CONFIDENTIALITY.

               (a) Each  Shareholder,  including  without  limitation  Blue Chip
     Capital Fund Limited Partnership, recognizes that by reason of his or her ownership interest in the Company, participation in this Agreement and the transaction contemplated herein, and, if applicable, his or her employment by the Company, he or she has acquired or will acquire confidential information and trade secrets concerning the operation of the Company, the use or disclosure of which could cause the Company (and after the Merger Newco) or their respective affiliates or subsidiaries substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, each Shareholder covenants and agrees with the Company and RIG that he or she will not for a period of two (2) years following the Closing Date (or in the case of trade secrets (as defined under applicable law) for so long as the information remains a trade secret) except in performance of such Shareholder's obligations to RIG and/or the Company or with the prior written consent of RIG pursuant to authority granted by a resolution of the Board of Directors of RIG, directly or indirectly, disclose any secret or confidential information that he or she may learn or has learned by reason of his or her ownership interest in the Company, participation in this Agreement and the transactions contemplate herein, or, if applicable, his or her employment by the Company or Newco, or any of their respective affiliates, or use any such information in a manner detrimental to the interests of the Company, Newco or

     RIG, unless (i) such information becomes known to the public generally through no fault of any Shareholder, (ii) disclosure is required by law or the order of any governmental authority under color of law, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, provided, that prior to disclosing any information pursuant to clause (i),
     (ii) or (iii) above, the Shareholder (as applicable) shall give prior written notice thereof to RIG and provide RIG with the reasonable opportunity to contest such disclosure and shall cooperate with efforts to prevent such disclosure. The term "confidential information" includes, without limitation, information not previously disclosed to the public or to the trade by the Company's or Newco's or RIG's management with respect to the Company's, or Newco's, or RIG's, or any of their affiliates' or subsidiaries', clients, processes, products, facilities, and methods, trade secrets and other intellectual property, software (excluding commercially available software), source code, systems, procedures, manuals, confidential reports, product price lists, customer lists, financial information (including the revenues, costs, or profits associated with any of the Company's or Newco's products), research, development, purchasing, marketing, merchandising, pricing, business plans, prospects, or opportunities but shall exclude any information already in the public domain.

               (b) The LeaseTrend Parties understand that RIG has an obligation to disclose the existence and material terms of this Agreement in filings with the Securities and Exchange Commission.

          9.3 DAMAGES. Because of the difficulty of measuring economic losses to RIG as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to RIG for which it would have no other adequate remedy, each Shareholder agrees that the foregoing covenant may be enforced by RIG in the event of breach by such Shareholder, by injunctions and restraining orders.

          9.4 REASONABLE RESTRAINT. The parties agree that the foregoing covenants in this Article IX impose a reasonable restraint on each Shareholder in light of the activities and business of RIG on the date of the execution of this Agreement, assuming the completion of the transactions contemplated hereby, and the current plans of RIG; but it is also the intent of RIG and each Shareholder that such covenants be construed and enforced in accordance with the changing activities and business of RIG throughout the term of this covenant.

          9.5 SEVERABILITY; REFORMATION. The covenants in this Article IX are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

          9.6 INDEPENDENT COVENANT. All of the covenants in this Article IX shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Shareholder against RIG, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by RIG of such covenants. The parties expressly acknowledge that the terms and conditions of this
     Article IX are independent of the terms and conditions of any other agreements including, but not limited to, any employment agreements entered into in connection with this Agreement. It is specifically agreed that the period of two (2) years stated at the beginning of this Article IX during which the agreements and covenants of each Shareholder made in this Article IX shall be effective, shall be computed by excluding from such computation any time during which the Shareholder is found by a court of competent jurisdiction to have been in violation of any provision of this Article IX. The covenants contained in Article IX shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

          9.7 MATERIALITY. The Company and each Shareholder hereby agree that the covenants set forth in this Article IX are a material and substantial part of the transactions contemplated by this Agreement, supported by adequate consideration.

                                   ARTICLE X.

                                    GENERAL

          10.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date solely:

               (a) by mutual consent of the boards of directors of RIG and the Company; or

               (b) by the Shareholders and the Company as a group, on the one hand, or by RIG, on the other hand, if the Closing shall not have occurred on or before January 30, 1999; or

               (c) by the Shareholders and the Company as a group, on the one hand, or by RIG, on the other hand, if there is or has been a material breach, failure to fulfill or default on the part of the other party (with the Shareholders and the Company deemed to be a single party for this purpose) of any of the representations and warranties contained herein or in the due and timely performance and satisfaction of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made or shall not reasonably be expected to occur before the Closing Date; or

               (d) by the Shareholders and the Company as a group, on the one hand, or by RIG, on the other hand, if there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the transactions contemplated hereby; or there shall be any action taken, or any statute, rule regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any governmental entity which would make the consummation of the transactions contemplated hereby illegal.

          10.2 EFFECT OF TERMINATION.

               (a) In the event of the termination of this Agreement pursuant to
     Section 10.1 for a Qualifying Purpose (defined below), this Agreement shall forthwith become ineffective, and no party hereto or any of their officers, directors or shareholders shall have any liability or obligation hereunder, and, with respect to such termination for a Qualifying Purpose, the parties hereby release and covenant and agree not to sue the other parties hereto for any Damages suffered, sustained or incurred by reason of such termination provided that the monies in Escrow shall be paid to the Shareholders or to RIG, as the case may be, in accordance with the terms of the Escrow Agreement, appended hereto as Exhibit 10.2.

               (b) In the event of the termination of this Agreement pursuant to
     Section 10.1 for other than a Qualifying Purpose (including, without limitation, termination by any party for the failure by the other party to perform its obligations with respect to the Closing), then this Agreement shall become ineffective except that: (i) the provisions of Articles VIII and X and Section 9.2 shall remain in full force and effect and survive any termination of this Agreement and (ii) each party shall remain liable to the other for such breach of this Agreement prior to its termination.

               (c) For purposes of this Section 10.2: (i) a "Qualifying Purpose" means a breach of the "Qualifying Representations, Warranties or Covenants" or a "Non-Material Breach"; (ii) "Qualifying Representations, Warranties or Covenants" means those representations, warranties and/or covenants set forth in Sections 3.10 (but only to the extent of litigation that was unknown and not reasonably foreseeable as of the date hereof), 3.16(c) (but only to the extent relating to ordinary wear and tear), 3.17 (but only to the extent of litigation that was unknown and not reasonably foreseeable as of the date hereof), 3.22(g), 3.25(a), 3.27(a), 3.27(m), 3.28, 4.4(a),
     4.4(b), 4.6 (but only to the extent of litigation that was unknown and not reasonably foreseeable as of the date hereof), 4.8 (but only to the extent of litigation that was unknown and not reasonably foreseeable as of the date hereof), 4.12(a), 5.6(a), 5.6(b), 5.6(e) and 5.7(k) (provided, however, Sections 5.6(a), 5.6(b), 5.6(e) and 5.7(k) shall constitute Qualifying Representations, Warranties or Covenants only to the extent that the Shareholders had no knowledge of the action(s) giving rise to the claim of breach); and (iii) a "Non-Material Breach" means any breach of the representations, warranties, covenants or agreements set forth herein that could not reasonably be expected, individually or in aggregate, to be likely to lead to the loss by any or all of RIG, on the one hand, or the LeaseTrend Parties, on the other, of greater than $100,000.

          10.3 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of RIG, and the heirs and legal representatives of the Shareholders.

          10.4 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. Each of the Schedules to this Agreement is incorporated herein by this reference and expressly made a part hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. This Agreement shall not be amended or modified except by a written instrument duly executed by each of the parties hereto, or in accordance with Section 9.5. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

          10.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original, and all of which counterparts taken together shall constitute but one and the same instrument.

          10.6 BROKERS AND AGENTS. RIG on the one hand, and the LeaseTrend Parties on the other, each represent and warrant to the other that none of these parties has employed any broker or agent in connection with the transactions contemplated by this Agreement, and each of these parties agree to indemnify the other against all losses, damages or expenses relating to or arising out of claims for fees or commission of any broker or agent employed or alleged to have been employed by such party.

          10.7 EXPENSES. RIG has and will pay the fees, expenses and disbursements of RIG's agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement. In addition, RIG will pay the fees, expenses and disbursements of Shareholders' counsel, Keating, Muething, & Klekamp, P.L.L., in connection with the negotiation of this Agreement (not to exceed $20,000). The Shareholders (and not the Company) have and, except as provided in the preceding sentence, will pay the fees, expenses and disbursements of the Shareholders, the Company, and their agents, representatives, financial advisers, accountants and counsel incurred in connection with the subject matter of this Agreement.

          10.8 NOTICES. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telefax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

         If to RIG to:

                  Mr. Andrew Florance, President
                  Realty Information Group
                  7475 Wisconsin Avenue
                  Sixth Floor
                  Bethesda, Maryland 20814
                  (Telefax: (301) 718-2444)

                  with required copies to:

                  Mr. Michael R. Klein, Chairman
                  c/o Wilmer, Cutler & Pickering
                  2445 M Street, N.W.
                  Washington, D.C. 20037
                  (Telefax: (202) 663-6985)

                            and

                  Mr. Michael K. Isenman
                  Shea & Gardner
                  1800 Massachusetts Avenue, N.W.
                  Washington, D.C.  20036
                  (Telefax:  (202) 828-2195)

         If to any Shareholder to:

                  Fred A. Heitzman III
                  Lease Trend, Inc.
                  4700 Duke Drive
                  Suite 145
                  Mason, OH  45040
                  Telefax: (513) 459-7354

                                 and

                  Blue Chip Capital Fund Limited Partnership
                  201 East Fifth Street
                  2000 PNC Center
                  Cincinnati, OH  45202

                  with a required copy to:

                  Mr. Richard D. Siegal
                  Keating, Muething & Klekamp, P.L.L.
                  One East Fourth Street
                  Cincinnati, OH  45202
                  (Telefax: (513) 574-6457)
                                 and

                  Gerald S. Greenberg
                  Taft, Stettinius & Hollister, LLP
                  1800 Star Bank Center
                  425 Walnut Street
                  Cincinnati, OH  45202-3957

     or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

          10.9 GOVERNING LAW.

               (a)  This   Agreement   shall  be  governed  by  and   construed,
     interpreted and enforced in accordance with the laws of Delaware without regard to the conflicts of law provisions thereof.

               (b) Any disputes arising out of, in connection with or with respect to this Agreement, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the transactions contemplated hereby ("Disputes") that seek specific performance of any obligations hereunder or injunctive relief may be adjudicated in any court of competent civil jurisdiction.

               (c) Except as provided in Section 10.9(b), all Disputes shall be resolved by binding arbitration administered by the American Arbitration Association ("AAA") and, except as expressly provided in this Agreement, shall be conducted in accordance with the Expedited Procedures under the Commercial Arbitration Rules of the AAA, as such rules may be amended from time to time (the "Rules").

                    (i) The hearing locale shall be determined in accordance with the Rules. A single, neutral arbitrator (the "Arbitrator") shall be appointed by the AAA, within thirty (30) days after an Arbitrated Dispute is submitted for arbitration under this Section 10.9(c), to preside over the arbitration and resolve the Dispute. The Arbitrator shall be selected from the AAA's Commercial Panel, and shall be qualified to practice law in at least one jurisdiction in the United States and have expertise in the interpretation of commercial contracts. The parties shall have ten (10) days to object in writing to the appointment of the Arbitrator, the sole basis for such objection being an actual conflict of interest. The AAA, in its sole discretion, shall determine within ten (10) days the validity of any objection to the appointment of the Arbitrator based on an actual conflict of interest.

                    (ii) The Arbitrator's decision (the "Decision") shall be binding, and the prevailing party may enforce the Decision in any court of competent jurisdiction.

                    (iii) The parties shall use their best efforts to cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable, including but not limited to, providing such documents and making available such of their personnel as the Arbitrator may request, so that the Decision may be reached timely. The Arbitrator shall take into account the parties' stated goal of expedited proceedings in determining whether to authorize discovery and, if so, the scope of permissible discovery and other hearing and pre-hearing procedures.

                    (iv) The  authority  of the  Arbitrator  shall be limited to deciding liability for, and the proper amount of, a Claim, and the Arbitrator shall have no authority to award punitive damages. The
     Arbitrator shall have such powers and establish such procedures as are provided for in the Rules, so long as such powers and procedures are consistent with this Section 10.9(c) and are necessary to resolve the Dispute within the time periods specified in this Agreement. The Arbitrator shall render a Decision within sixty (60) days after being appointed to serve as Arbitrator, unless the parties otherwise agree in writing or the Arbitrator makes a finding that a party has carried the burden of showing good cause for a longer period.

          10.10 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstances is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstances in any other jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable. The preceding sentence is in addition to and not in place of the severability provisions in Section 9.5.

          10.11 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. Except as expressly contemplated in Paragraph 5.9(a) of this Agreement, no provision of this Agreement is intended, nor will any provision be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee or partner of any party hereto or any other person or entity.

          10.12 MUTUAL DRAFTING. This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

          10.13 THIS AGREEMENT. References to paragraphs, sections or Schedules are to paragraphs, sections or Schedules to this Agreement. The Schedules are deemed to be incorporated into this Agreement, and a reference to "this Agreement," including references such as "herein" and "hereto," includes a reference to the Schedules, regardless whether the terms

     "Agreement" and "Schedules" are used in the disjunctive in any provision of this Agreement.

          10.14 FURTHER REPRESENTATIONS. Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such tax consequences.


                           [EXECUTION PAGE FOLLOWING]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

REALTY INFORMATION GROUP, INC.        LEASETREND, INC.

By: /s/ Andrew C. Florance            By: /s/ Fred A. Heitzman, III
   --------------------------            ----------------------------
Name:  Andrew C. Florance                Name:  Fred A. Heitzman, III
Title:  President                        Title:  President



                                      SHAREHOLDERS

                                      /s/ Fred A. Heitzman III
                                      -------------------------------
                                      Fred A. Heitzman III

                                      /s/   Gregory Benkert
                                      -------------------------------
                                      Gregory Benkert

                                      /s/   Keith Sant
                                      -------------------------------
                                      Keith Sant

                                      Blue Chip Capital Fund Limited Partnership

                                           By: /s/   John H. Wyant
                                              -------------------------------
                                           Name: John H. Wyant
                                           General Partner

                                      Heitzman Business Trust

                                           By: /s/   Fred A. Heitzman III
                                              -------------------------------
                                              Fred A. Heitzman III
                                              Trustee

                                      Benkert Business Trust

                                           By: /s/   Gregory Benkert
                                              -------------------------------
                                              Gregory Benkert
                                              Trustee

                                  Schedule 3.30

                         Year 2000 Compliance Exceptions

(1) LeaseTrend Version 1.1 is Year 2000 Compliant with minor problems. While the software will function before, after and during the year 2000, two date fields could be ambiguous to the user. These fields are not significant to the usage of the software. LeaseTrend Version 2.1 scheduled for release by March 31, 1999 corrects these problems and is Year 2000 Compliant.

(2) The proper functioning of LeaseTrend software is, in part, dependent upon LeaseTrend's customers hardware and networks being Year 2000 Compliant. LeaseTrend has performed no testing of customer hardware or networks.

(3) LeaseTrend is in the process of implementing Year 2000 Compliance Testing of our internal hardware. We expect that some workstations, servers or other hardware will require minor upgrades to be Year 2000 Compliant.

(4) LeaseTrend's operations are highly dependent upon electrical service, local telephone service and long distance telephone service from its vendors. While extended outages are not expected, LeaseTrend has not performed any Year 2000 testing related to these vendors. Multiple sources of supply exist for all other critical supplies and services.

                        List of Exhibits and Schedules to

                    ACQUISITION and REORGANIZATION AGREEMENT
                                  by and among

                         REALTY INFORMATION GROUP, INC.

                                       and
                                LEASETREND, INC.

                                       and
                      THE SHAREHOLDERS OF LEASETREND, INC.

                              dated January 8, 1999

Exhibit 1.1 Merger Agreement (+)
Schedule 1.2(a) LTI Longterm Liabilities (*)
Schedule 3.1(a) LTI Business Authorization (*)
Schedule 3.1(b) LTI Minutes (*)
Schedule 3.1(c) LTI Directors and Officer (*)
Schedule 3.3 LTI Conflicts (*)
Schedule 3.4 LTI Ownership of Capital Stock (*
Schedule 3.5 LTI Restrictions on Capital Stock (*)
Schedule 3.6(b) LTI Corporate Ownership Interests (*)
Schedule 3.9(a) LTI Financials (*)
Schedule 3.9(b) LTI Most Recent Financials (*)
Schedule 3.10(a) LTI Liabilities (*)
Schedule 3.10(c) LTI New Expenditures (*)
Schedule 3.12 LTI Company Accounts (*)
Schedule 3.13 LTI Accounts Receivable (*)
Schedule  3.15(b) LTI Real  Property (*)
Schedule 3.15(c) LTI Leases Requiring Consent (*)
Schedule 3.16(a) LTI Personal Property (*)
Schedule 3.17(a) LTI Trademarks (*)
Schedule 3.17(b) LTI Copyrights (*)
Schedule 3.17(c) LTI Trade Secrets (*)
Schedule 3.17(d) LTI Intellectual Property Obligations (*)
Schedule 3.17(e) LTI Intellectual Property Claims (*)
Schedule 3.18(a) LTI Contracts (*)
Schedule 3.18(b) LTI Contract Impairment (*)
Schedule 3.18(c) LTI Third-Party Consents (*)
Schedule 3.18(d) LTI Loans and Credit Agreements (*)
Schedule 3.19 LTI Company Names (*)
Schedule 3.20 LTI Insurance (*)

Schedule 3.21(a) LTI Environmental (*)
Schedule 3.23(b) LTI Benefits (*)
Schedule 3.23(c) LTI Worker's Compensation (*)
Schedule 3.23(d) LTI Highly Compensated Employees (*)
Schedule 3.24 LTI Taxes (*)
Schedule 3.25 LTI Litigation (*)
Schedule 3.26 LTI Claims (*)
Schedule 3.27 LTI Changes (*)
Schedule 3.30 LTI Year 2000 Compliance Schedule 4.3(b) RIG Conflicts (*)
Schedule 4.5(a) RIG Audited Financials (*)
Schedule 4.5(b) RIG Unaudited Financials (*)
Schedule 4.6(a) RIG Liabilities (*)
Schedule 4.8(d) RIG Intellectual Property Obligations (*)
Schedule 4.9(a) RIG Environmental (*)
Schedule 4.11 RIG Taxes (*)
Schedule 4.12(b) RIG Litigation (*)
Schedule 4.13 RIG Changes (*)
Schedule 5.9(b) RIG Stock Restrictions (*)
Exhibit 6.7(a) Employment Agreement for Fred A. Heitzman III (*)
Exhibit 6.7(b) Employment Agreement for Gregory Benkert (*)
Exhibit 10.2 Escrow Agreement (*)

(*) Omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

(+) Included as Exhibit 2.2 to this Form 8-K.